As filed with the Securities and Exchange Commission on August 4, 2008
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greenwich PMV Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-2744088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

140 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 629-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mario J. Gabelli, Chief Executive Officer
Greenwich PMV Acquisition Corp.
140 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 629-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8638 Fax: (212) 818-8881	Alan I. Annex, Esq. Andrew H. Abramowitz, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, New York 10166 (212) 801-6752 (212) 801-5552 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount Being	Offering Price	Aggregate Offering	Amount of
Security Being Registered	Registered	per Security(1)	Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	23,000,000 Units	$10.00	$230,000,000	$9,039.00
Common Stock included in the Units(3)	23,000,000 Shares	—	—	—
Warrants included in Units(3)	23,000,000 Warrants	—	—	—
Shares underlying the Warrants included in Units(4)	23,000,000 Shares	$7.50	$172,500,000	6,779.25
Total			$402,500,000	$15,818.25

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 Units, consisting of 3,000,000 shares of Common Stock and 3,000,000 Warrants, which may be issued upon exercise of a 45-day over-allotment option granted to Ladenburg Thalmann & Co. Inc.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, AUGUST 4, 2008
PROSPECTUS
$200,000,000

Greenwich PMV Acquisition Corp.

20,000,000 Units

Greenwich PMV Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business operating in the media, entertainment, telecommunications or financial services industries except as described in this prospectus. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We have 24 months from the consummation of this offering, or 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination has not yet been consummated within such 24-month period, to complete our initial business combination. If we fail to complete our initial business combination or sign a letter of intent, agreement in principle or definitive agreement within such 24-month period, our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders. Additionally, pursuant to our amended and restated certificate of incorporation, if we have signed a letter of intent, agreement in principle or definitive agreement within such 24-month period but are unable to consummate a business combination within 30 months from the consummation of this offering, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating.

This is an initial public offering of our securities. We are offering 20,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable 120 days after the completion of our initial business combination, provided that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire four years from the date of this prospectus, unless earlier redeemed.

We have also granted Ladenburg Thalmann & Co. Inc. a 45-day over-allotment option to purchase up to 3,000,000 additional units.

Greenwich Acquisition, LLC, a limited liability company controlled by Mario J. Gabelli, our chief executive officer, which we refer to as our founding stockholder, has agreed to purchase 5,000,000 warrants, which we refer to as the private placement warrants, at a price of $1.00 per warrant ($5,000,000 in the aggregate) in a private placement that will close simultaneously with the consummation of this offering. The proceeds from the sale of the private placement warrants will be deposited into the trust account and be subject to the trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination as described in this prospectus. The private placement warrants are identical to the warrants included in the units to be sold in this offering except that, so long as they are held by our founding stockholder or its permitted transferees, the private placement warrants will not be redeemable by us and may be exercised for cash or on a cashless basis, as described in this prospectus. Our founding stockholder has agreed not to transfer, assign or sell any of these private placement warrants (and the underlying shares) until after we consummate our initial business combination except to its permitted transferees.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange under the symbol “      .U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ 45-day over-allotment option, the exercise of such option in full or the announcement by Ladenburg Thalmann & Co. of its intention not to exercise all or any portion of such option. Once the securities comprising the units begin separate trading, the common stock and the warrants will be traded on the American Stock Exchange under the symbols “     ” and “     .WS,” respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)	$.70	$14,000,000
Proceeds, before expenses, to us	$9.30	$186,000,000

(1)	Includes $0.35 per unit, or $7.0 million in the aggregate (approximately $8.1 million if the over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at , to be maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

We are offering the units on a firm commitment basis. Ladenburg Thalmann & Co. Inc., acting as representative of the underwriters, expects to deliver the units to purchasers on or about          , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, $9.86 per unit, or $197,200,000 in the aggregate (approximately $9.83 per unit or $226,150,000 if the over-allotment option is exercised in full) will be deposited into a trust account at          , maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus is          , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Greenwich PMV Acquisition Corp., a Delaware corporation. We refer to Greenwich Acquisition, LLC throughout this prospectus as our “founding stockholder.” References to “public stockholders” refer to purchasers in this offering or in the secondary market, including our founding stockholder, officers or directors and their affiliates to the extent that they purchase or acquire units in this offering or units or shares in the secondary market. Unless we tell you otherwise, the information in this prospectus assumes that Ladenburg Thalmann & Co. Inc., whom we sometimes refer to as the representative, will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on May 29, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business operating in the media, entertainment, telecommunications or financial services industries except as described below. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We will seek to capitalize on the experience of Mario J. Gabelli, our chief executive officer. Mr. Gabelli has over forty years of experience in public and private investing worldwide. Mr. Gabelli founded GGCP, Inc. in 1976 and serves as its chief executive officer. GGCP, Inc. is a privately held firm that holds a 72% ownership position in GAMCO Investors, Inc. (NYSE symbol GBL) and its subsidiaries, in addition to various other private and public investments. GAMCO Investors, Inc. has built a thirty-year track record of successful money management, based upon the research-driven, price disciplined principles of value investing. GAMCO Investors, Inc. employs over 200 individuals with offices in New York, Chicago, Greenwich CT, London, Minneapolis, Palm Beach, Reno, Shanghai and Singapore. In addition to the GAMCO investment, GGCP invests in a variety of securities, including publicly-owned common and preferred stocks and mutual funds, private investment partnerships and venture capital entities. In general, we will seek to acquire a business we understand, with strong management and favorable long term economies in an attractive market. We believe our public equity investment experience gives us a unique perspective on the types of businesses that are appropriate for the public markets and on their relative valuations. At the same time, the varied deal-making and industry backgrounds of our officers and directors should help us to successfully identify and execute a transaction.

While we may seek to acquire more than one business, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account at the time of execution of a definitive agreement for such initial business combination (excluding deferred underwriting discounts and commissions of $7.0 million, or approximately $8.1 million if the over-allotment option is exercised in full). We will only consummate a business combination in which we acquire a controlling interest of the target business (meaning not less than 50.1% of the voting securities of the target business or all or substantially all of its assets). However, as noted in this prospectus, in connection with the consummation of our initial business combination, we may issue additional common stock or securities convertible into or exercisable for common stock in which case our stockholders prior to our initial business combination may not own a majority of our common stock following the consummation of the business combination.

We have 24 months from the consummation of this offering to complete a business combination (or 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination has not yet been consummated within such 24-month period). If we fail to complete a business combination or sign a letter of intent, agreement in principle or definitive agreement within such 24-month period, our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders. Additionally, pursuant to our amended and restated certificate of incorporation, if we have signed a letter of intent, agreement in principle or definitive agreement within such 24-month period but are unable to consummate a business combination within 30 months from the consummation of this offering, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating.

In connection with our formation, certain of our officers formed Gabelli Entertainment & Telecommunications Acquisition Corp., formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets in the media, entertainment, telecommunications or financial services industries. It is anticipated that our initial public offering will coincide with that of Gabelli Entertainment & Telecommunications Acquisition Corp. although this is not a requirement of either offering. If Gabelli Entertainment & Telecommunications Acquisition Corp. does not complete its initial public offering, we may execute a definitive agreement for an initial business combination in any industry we choose. However, assuming Gabelli Entertainment & Telecommunications Acquisition Corp. completes its initial public offering, pursuant to our amended and restated certificate of incorporation, unless and until Gabelli Entertainment & Telecommunications Acquisition Corp. enters into a definitive agreement for its initial business combination, we are prohibited from executing a definitive agreement for an initial business combination with a target business in the media, entertainment, telecommunications or financial services industries. Because we cannot acquire a target business within such industries unless Gabelli Entertainment & Telecommunications Acquisition Corp. has first entered into a definitive agreement for an initial business combination, we believe that our officers will not have any conflict of interest in determining to which entity to present a particular opportunity for a business combination.

Our executive offices are located at 140 Greenwich Avenue, Greenwich, Connecticut 06830 and our telephone number is (203) 629-9200.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 19 of this prospectus.

Securities offered:	20,000,000 units at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of

• the expiration of the underwriters’ 45-day over-allotment option;

• the exercise of such option in full; or

• the announcement by Ladenburg Thalmann & Co. of its intention not to exercise all or any portion of such option.

Separate trading of the common stock and warrants is initially prohibited:	In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The Form 8-K will include financial information about any proceeds we receive from the exercise of the over-allotment option if the underwriter exercises the over-allotment option prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Units:

Number outstanding before this offering:	5,750,000[1]

Number to be outstanding after this offering:	25,000,000[2]

1 This number includes up to an aggregate of 750,000 founder’s units, representing 750,000 founder’s shares and 750,000 founder’s warrants, that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. Only a number of units necessary for the founder’s units to represent 20% of our outstanding units after the consummation of this offering and the expiration or exercise of the over-allotment option will be forfeited.
2 Assumes the over-allotment option has not been exercised and 750,000 founder’s units, representing 750,000 founder’s shares and 750,000 founder’s warrants, have been forfeited.

Common stock:

Number outstanding before this offering:	5,750,000 shares[3]

Number to be outstanding after this offering:	25,000,000 shares[4]

Of the 25,000,000 shares to be outstanding after this offering, 5,000,000 shares (20%) are contained in the units held by our founding stockholder, and 20,000,000 shares (80%) are contained in the units being offered by this prospectus.

Warrants:

Number outstanding before this offering:	5,750,000 warrants[3]

Number to be sold privately simultaneously with the closing of this offering:	5,000,000 warrants

Number to be outstanding after this offering:	30,000,000 warrants[4]

Of the 30,000,000 warrants to be outstanding after this offering, 5,000,000 warrants are contained in the units held by our founding stockholder, 5,000,000 warrants are to be purchased by our founding stockholder in a private placement that will close simultaneously with the closing of this offering and 20,000,000 warrants are contained in the units being offered by this prospectus.

Exercisability:	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.

Exercise price:	$7.50. Holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

Exercise period for the warrants included in the units sold in this offering:	warrants included in the units sold in this offering will become exercisable 120 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common

3 This number includes up to an aggregate of 750,000 founder’s units, representing 750,000 founder’s shares and 750,000 founder’s warrants, that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. Only a number of units necessary for the founder’s units to represent 20% of our outstanding units after the consummation of this offering and the expiration of the over-allotment option or its exercise will be forfeited.
4 Assumes the over-allotment option has not been exercised and 750,000 founder’s units, representing 750,000 founder’s shares and 750,000 founder’s warrants, have been forfeited.

stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is four years from the date of this prospectus or earlier upon redemption or liquidation of the trust account. If we do not complete an initial business combination that meets the criteria described in this prospectus, the warrants will expire worthless.

Redemption:	At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the founder’s warrants and private placement warrants):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants, unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights with the intent of:

• providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

• providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, we cannot assure you that the price of the common stock will continue to exceed the $13.75 trigger price or the warrant exercise price after the redemption notice is issued.

Founder’s units:	Prior to the date of this prospectus, our founding stockholder purchased an aggregate of 5,750,000 founder’s units for an aggregate purchase price of $25,000, or approximately $0.004 per unit. This includes an aggregate of 750,000 founder’s units subject to forfeiture to the extent that the over-allotment option is not exercised in full so that our founding stockholder will own 20% of our issued and outstanding common stock after this offering and the expiration of the underwriters’ over-allotment option (excluding any units that they may purchase in or after this offering). Each founder’s unit consists of one founder’s share and one founder’s warrant.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our founding stockholder’s 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Founder’s shares:	The founder’s shares are identical to the shares of common stock included in the units being sold in this offering, except that our founding stockholder and each of our officers and directors has agreed:

• that the founder’s shares are subject to the transfer restrictions described below under the caption “Transfer Restrictions”;

• to vote the founder’s shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination and to vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the consummation of this offering, as applicable; and

• to waive its rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate an initial business combination.

In addition, our founding stockholder and each of our executive officers and directors have agreed that if it, he or she acquires shares of common stock in this offering or the secondary market, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our founding stockholder, nor our executive officers or directors will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering. Any such purchases of stock following this offering would be effected through open market purchases, or in privately negotiated transactions.

Founder’s warrants:	The founder’s warrants are identical to those included in the units being sold in this offering, except that:

• the founder’s warrants are subject to the transfer restrictions described below under the caption “— Transfer Restrictions”;

• the founder’s warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and

• the founder’s warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.

Private placement warrants:	Our founding stockholder has agreed to purchase 5,000,000 warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The proceeds from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at , to be maintained by Continental Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5,000,000 of proceeds from the sale of the private placement warrants included as part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants are identical to those included in the units being sold in this offering, except that:

• the private placement warrants are subject to the transfer restrictions described below under the caption “— Transfer Restrictions”;

• the private placement warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and

• the private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.

Transfer restrictions:	On the date of this prospectus, our founding stockholder will place its founder’s units into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these securities will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination. The securities may be released earlier if the underwriters do not exercise the over-allotment option in full to the extent necessary to maintain our founding stockholder’s ownership of our common stock at 20% or if, following a business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period commencing after the consummation of our initial business combination or (ii) we engage in a subsequent transaction resulting in our shareholders having the right to exchange and/or redeem their shares for cash or other securities.

Our founding stockholder has agreed not to sell or transfer the private placement warrants (and the underlying shares) until after we complete our initial business combination except to certain permitted transferees as described elsewhere in this prospectus.

Registration rights:	Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our founding stockholder and certain of its affiliates with respect to the founder’s units, founder’s shares, founder’s warrants and underlying shares and private placement warrants and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of such securities on a registration statement filed under the Securities Act. The holders of the majority of the founder’s units, founder’s shares, founder’s warrants and underlying securities may elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are released from escrow. The holders of the private placement warrants and underlying shares may elect to exercise these registration rights at any time commencing upon the consummation of our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of interest:	GGCP, Inc., an entity affiliated with certain of our officers and directors that holds a 72% ownership position in GAMCO Investors, Inc., invests in a variety of securities, including publicly-owned common and preferred stocks and mutual funds, private investment partnerships and venture capital entities. GAMCO Investors, Inc. provides investment advisory services to mutual funds, institutional and private wealth management investors, and investment partnerships. Accordingly, there may be situations in which GGCP, Inc. or GAMCO Investors, Inc. has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to GGCP, Inc. and GAMCO Investors, Inc.

Our board of directors has adopted resolutions whereby we have renounced any interest in or expectancy to be presented any business opportunity that comes to the attention of GGCP, Inc., GAMCO Investors, Inc., members of our management or directors. Accordingly, neither GGCP, Inc., GAMCO Investors, Inc. nor members of our management or directors have any obligation to present us with any opportunity for a potential business combination of which they become aware, but GGCP, Inc., GAMCO Investors, Inc. and each of our executive officers has agreed to do so prior to presenting them to another blank check or other similar company. As a result, you should assume that to the extent any member of our management or any of our directors locates a business opportunity equally suitable for us and another entity (other than another blank check or similar company with respect to GGCP, Inc., GAMCO Investors, Inc. and our executive officers as described elsewhere in this prospectus) with which such person has a business relationship, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity.

Proposed American Stock Exchange symbols for our:

Units:	.U

Common stock:

Warrants:	.WS

Offering and private placement proceeds to be held in trust account:	$197,200,000, or $9.86 per unit ($226,150,000, or approximately $9.83 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account at , pursuant to the trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $7.0 million in deferred underwriting discounts and commissions (or approximately $8.1 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the proceeds from the sale of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any of our tax obligations and (ii) interest income earned of up to $2.5 million on the trust account balance to fund our working capital requirements. If the underwriters determine that the size of this offering should be increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $100,000 of the net proceeds of this offering not held in the trust account.

Warrant exercise proceeds potentially paid to us:	None of the warrants, founder’s warrants or private placement warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, for the warrants, founder’s warrants and private placement warrants will be paid directly to us and not placed in the trust account. However, if we call the warrants for redemption as described herein, our management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis.” In addition, the founder’s warrants and private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis. For these reasons, although the exercise of the warrants, founder’s warrants or private placement warrants may provide an additional source of liquidity for us, there can be no assurance when the warrants, founder’s warrants or private placement warrants will be exercised, if at all, and whether they will be exercised on a cashless basis.

Limited payments to insiders:	There will be no finder’s fees, compensation or cash payments paid by us or a target business to our founding stockholder, officers or directors or their affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

• repayment of a promissory note issued by us to GGCP, Inc. in the aggregate principal amount of $150,000 to cover offering-related and organizational expenses;

• a payment of an aggregate of $10,000 per month to GGCP, Inc. for office space, secretarial and administrative services; and

• reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.

Our audit committee will review and ratify all payments made to our founding stockholder, officers or directors or our or their affiliates, other than the repayment of the promissory note noted above and the $10,000 per month payment described above, with any interested director abstaining from such review.

Release of amounts held in trust account at close of initial business combination:	At the time we complete an initial business combination, the funds in the trust account will be released to us to pay (i) amounts due to any public stockholders who duly exercise their conversion rights (as described below), (ii) deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $7.0 million (approximately $8.1 million if the over-allotment option is exercised in full), to the underwriters and (iii) all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price of our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, to fund the purchase of other companies or for working capital.

Amended and Restated Certificate of incorporation:	As discussed below, there are specific provisions of our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination, including requirements to consummate our initial business combination within certain periods of time, to seek stockholder approval of such an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity under the Delaware General Corporation Law, or DGCL, of these provisions limiting our ability to issue securities prior to consummation of our initial business combination and our ability to amend our amended and restated certificate of incorporation has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.

Stockholders must approve our initial business combination:	We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination and (ii) less than 40% of the shares sold in this offering both vote against such initial business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination will not automatically result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights and an initial business combination is consummated as described in this prospectus.

Our founding stockholder and each of our officers and directors, has agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of our plan of dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the consummation of this offering, as applicable. Our founding stockholder and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of our plan of dissolution and liquidation in the event that we do not consummate an initial business combination within

24 months or 30 months from the consummation of this offering, as applicable.

Conditions to consummating our initial business combination:	Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million or approximately $8.1 million if the over-allotment option is exercised in full) at the time of execution of a definitive agreement for our initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of execution of a definitive agreement for such initial business combination. We will not acquire less than a controlling interest in a target business (meaning at least 50.1% of the voting securities of the target business or all or substantially all of the assets of such target business). However, as noted in this prospectus, in connection with the consummation of our initial business combination we may issue additional common stock or securities convertible into or exercisable for common stock such as convertible preferred stock, convertible debt, or warrants, in which case our stockholders prior toour initial business combination may not own a majority of our common stock following the consummation of the initial business combination.

Conversion rights for public stockholders voting to reject our initial business combination:	Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including their pro rata share of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of any amounts withdrawn to pay for our tax obligations and net of interest income of up to $2.5 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements) if our initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate a business combination until 24 months from the consummation of this offering, or 30 months from the consummation of this offering, as applicable. Public stockholders will be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. If a business combination is approved, public stockholders that vote against the business combination and elect to convert their shares of common stock to cash will also be entitled to receive their pro-rata portion of the

$7,000,000 ($0.35 per unit) of deferred underwriting discount held in the trust account. The founding stockholder and our executive officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) will be restricted from seeking conversion rights with respect to 10% or more of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 10% or more of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price promptly after the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is expected to be $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination, the initial business combination is approved and completed, the public stockholder holds its shares through the closing of the initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a continuing right to convert surviving past the consummation of the business combination until the converting holder delivered his certificate to us for conversion. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

Liquidation if no business combination:	We have 24 months from the consummation of this offering to complete a business combination (or 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination has not yet been consummated within such 24-month period). If we fail to complete our initial business combination or sign a letter of intent, agreement in principle or definitive agreement for such business combination within such 24-month period, our activities will be limited to our liquidation and dissolution. Pursuant to Delaware law, this dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to dissolve. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 30 months after the consummation of this offering except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 30 months after the consummation of this offering. The provision regarding our 30 month finite life may not be amended except in connection with the consummation of a business combination. If we are unable to obtain stockholder approval for our dissolution as described above or if the time period in which to complete a business combination has been extended to 30 months but we have not completed such business combination within such 30 months, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

Our founding stockholder and each of our officers and directors have waived their rights to participate in any liquidation distribution with respect to the founder’s common stock. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution, if not done in connection with a stockholder vote with respect to a potential business combination, will be between $50,000 and $100,000. This amount includes all costs and expenses relating to filing a certificate of dissolution with the State of Delaware, the winding up of our company, printing and mailing a proxy statement, holding a stockholders’ meeting relating to the approval by our stockholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available to us out of the net interest earned on the trust account and otherwise released to us to fund our working capital requirement, to fund the $50,000 to $100,000 in costs and expenses. If such funds are insufficient, GGCP, Inc. has agreed to advance us the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the founder’s investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be $9.86 (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.14 less than the per-unit offering price of $10.00 ($0.17 less if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot tell you for certain what the actual per-share liquidation price will be.

The per-share distribution from the trust account, if we liquidate, may be less than $9.86 (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), plus interest then held in the trust account, for the following reasons:

• Prior to liquidation, pursuant to Section 281 of the DGCL, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We may not be able to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

• While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business or businesses) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable. GGCP, Inc. has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, GGCP, Inc. may not be able to satisfy those obligations, if it is required to do so. Furthermore, GGCP, Inc. will not have any liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business or businesses).

Audit committee to monitor compliance:	Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the responsibility to take all action necessary to promptly rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:	In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient capital to execute our business plan. We believe that this amount of capital, plus our ability to finance an initial business combination using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting a target business and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million or approximately $8.1 million if the over-allotment option is exercised in full) at the time of the initial business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

Summary Financial Data

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2008
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$(65,885)	$193,124,115
Total assets	176,615	197,324,115
Total liabilities	177,500	4,200,000
Value of common stock which may be converted to cash ($9.86 per share)	—	78,879,990
Stockholder’s equity	(885)	114,244,125

(1)	The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $5,000,000 from the sale of the private placement warrants. The “as adjusted” working capital excludes $7.0 million being held in the trust account (approximately $8.1 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The total assets (as adjusted) amount includes $197,200,000 be held in the trust account, which will be distributed to us on the closing date of our initial business combination and used (i) to pay any public stockholders who exercise their conversion rights in an amount we expect to be $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full) and (ii) to pay the underwriters in the amount of $7.0 million (approximately $8.1 million if the over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions reduced pro rata by any conversions. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, our corporate purposes and powers will be limited to dissolving, liquidating and winding up pursuant to our amended and restated certificate of incorporation and the proceeds held in the trust account (including the deferred underwriting discounts and commissions and all interest thereon, net of any amounts released to us to pay our tax obligations, and net of interest income of up to $2.5 million subject to adjustment), on the trust account balance previously released to us to fund working capital requirements, and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning less than 40% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 7,999,999 shares of common stock, at an initial per-share conversion price equal to $9.86 (or up to 9,199,999 shares at approximately $9.83 per share if the over-allotment option is exercised in full). This amount includes $0.35 per share of deferred underwriting discounts and commissions which the underwriters have agreed to forfeit with respect to any shares converted into cash pursuant to the conversion rights. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, including accrued interest net of income taxes on such interest and net of franchise taxes, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination.

We may not be able to consummate our initial business combination within the required time frame, in which case our corporate activities would cease and we would seek stockholder approval of a plan to liquidate our assets.

We must complete our initial business combination with one or more target businesses within 24 months from the consummation of this offering (or 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination relating thereto has not yet been consummated within such 24-month period). If we fail to consummate an initial business combination within the required time frame, we will dissolve, liquidate and wind up. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We therefore may not be able to find suitable target businesses and consummate a business combination within the required time frame.

If we liquidate before concluding an initial business combination, our public stockholders may receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination within 24 months from the consummation of this offering (or 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination relating thereto has not yet been consummated within such 24-month period), the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination. As a result, purchasers which paid $10.00 for our units could realize less than $10.00 upon our liquidation.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 30 months before receiving liquidation distributions.

We have 24 months from the consummation of this offering (or 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination relating thereto has not yet been consummated within such 24-month period) in which to complete an initial business combination. We have no obligation to return funds to investors prior to the expiration of 24 or 30 months, as applicable, unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination and only at such time as our plan of dissolution is approved. Accordingly, investors’ funds may be unavailable to them until after such date.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from exercising conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group” will be restricted from exercising conversion rights with respect to 10% or more of the shares sold in this offering. Accordingly, if you purchase 10% or more of the shares sold in this offering, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will ever exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We may proceed with an initial business combination even if public stockholders owning 7,999,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent, and may reduce the amount of cash available to us to consummate our initial business combination.

We may proceed with an initial business combination as long as a majority of the public stockholders voting on such combination vote in favor of the initial business combination and public stockholders owning less than 40% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding up to 7,999,999 shares of our common stock may both vote against the initial business combination and exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 40% and limited the percentage of shares that a public stockholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a “group”, can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. While there are numerous other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold had initially been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they (together with any of their affiliates or other persons with whom they are acting in concert or as a “group”) can convert, it may make it easier for us to have an initial business combination approved over stockholder dissent.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants sold in this offering and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed a “blank check” company under the U.S. securities laws. However, because our securities will be listed on the American Stock Exchange, a national securities exchange, we will be exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. This means our units will be immediately tradable, we will be entitled to withdraw (i) all amounts of interest income earned on the trust account balance necessary to pay our tax obligations and (ii) interest income of up to $2.5 million earned on the trust account balance (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time) for our working capital requirements prior to the completion of a business combination and we will have a longer period of time to complete a business combination than do companies subject to Rule 419.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.86 (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full). GGCP, Inc. has agreed that it will indemnify us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. However, we cannot assure you that GGCP, Inc. will be able to satisfy his obligations. Furthermore, the agreement entered into by GGCP, Inc. specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. There could also be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from GGCP, Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Accordingly, we cannot assure you that we will be able to return at least $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full) to our public stockholders.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full) to our public stockholders.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Other than the restriction on our ability to consummate a business combination with a company operating in the media, entertainment, telecommunications or financial services industries until Gabelli Entertainment & Telecommunications Acquisition Corp. enters into a definitive agreement for a business combination, we may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will evaluate the risks inherent in a particular industry or target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

Following the termination of our existence, our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them.

We will dissolve and liquidate if we do not complete an initial business combination within 24 months from the consummation of this offering (or within 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination relating thereto has not yet been consummated within such 24-month period). Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders upon liquidation. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the DGCL, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our termination. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

If we do not consummate a business combination and must therefore dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any dissolution and plan of distribution in connection with the expiration of the 24 month deadline would require us to have our stockholders consider a resolution for us to dissolve and liquidate. In connection therewith, we would file a proxy statement with the SEC recommending to our stockholders that they approve our proposed plan of distribution and liquidation and thereafter hold a meeting of stockholders to approve such a plan. This process could take as little as two months but could take significantly longer if the SEC reviews and comments on our proxy statement. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Accordingly, although our corporate existence would automatically cease after 30 months from the consummation of this offering, stockholders may be forced to wait until the expiration of such additional six month period prior to receiving liquidating distributions.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $2.5 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses, to negotiate and obtain approval of our initial business combination, as well as to pay any taxes that we may owe. The funds held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds registered under Rule 2a-7 promulgated under the Investment Company Act of 1940. As of the date of this prospectus, interest rates on these types of investments range from     % to     %. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our founding stockholder, executive officers or directors or from third parties or be forced to liquidate. However, none of our founding stockholder, officers or directors or any third parties is under any obligation to advance funds to us or invest in us in such circumstances.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there should be numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination (and that many business combinations recently proposed by such blank check companies have been rejected by stockholders) may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of a business combination may cause us to be viewed as a less attractive buyer compared to buyers who do not need such approval given the time required to seek such approval and the concomitant potential delay in the consummation of a transaction;

•	our obligation to convert into cash up to approximately 40% of the shares of common stock held by public stockholders in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business within the required time period, we will be forced to liquidate.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 40% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering and the private placement warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement warrants are not sufficient to facilitate a particular business combination because:

•	of the size of the target business,

•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business, or

•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 70,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the over-allotment option), there will be 15,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founder’s warrants and private placement warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•	an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). We are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account (less deferred underwriting discounts and commissions), the threshold value to constitute our initial business combination, unless our Board of Directors is unable to independently do so. If our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. We are also not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders from a financial perspective unless we seek to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founders, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with members of our management team, conflicts of interest could arise.

Members of our management team either currently have or may in the future have affiliations with companies that we may seek to acquire. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with an affiliated entity is fair to our stockholders from a financial point of view and to have any such transaction approved by a majority of our directors who do not have an interest in such transaction and our audit committee, which will be comprised of independent directors, potential conflicts of interest may still exist, and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would have been absent any conflicts of interest.

The management of the target business may not have experience managing a publicly traded company which could adversely affect our operations.

Management of a prospective target business may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

The loss of the services of any of our executive officers could adversely affect our ability to complete our initial business combination.

Our ability to consummate a business combination is dependent to a large degree upon our executive officers. We believe that our success depends upon their continued service to us, at least until we have consummated a business combination. We do not have an employment agreement with any of them, or key-man insurance on their lives. Any of them may choose to devote their time to other affairs, or may become unavailable to us for reasons beyond their control, such as death or disability. The unexpected loss of any of their services for any reason could have a detrimental effect on us.

Our key personnel may negotiate employment or consulting agreements with a target business or businesses in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business or businesses.

Because the founder’s shares will not participate in liquidation distributions by us, our executive officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Holders of the founder’s shares have waived their right to receive distributions with respect to the founder’s shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the warrants owned by our founding stockholder will be worthless if we do not consummate our initial business combination. Thus, our founding stockholder, and Mr. Gabelli, who has an ownership interest in our founding stockholder and consequently an indirect ownership interest in us, may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination and may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Furthermore, in the period leading up to the closing of our initial business combination, events may occur that would require us to agree to amend the definitive agreement governing such business combination, to consent to certain actions taken by the target business or to waive certain rights that we may have in order to have the business combination consummated. The existence of the financial and personal interests described above may result in a conflict of interest in determining whether to take such actions on our part.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our founding stockholder, executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2.5 million, subject to adjustment, that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 30 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. The financial interest of our founding stockholder, executive officers and directors or their affiliates could influence our executive officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Entities with overlapping ownership or management may represent either a client in competition with us to acquire potential target businesses, thereby causing conflicts of interest as to our knowledge of or ability to pursue potential targets. This conflict of interest could have a negative impact on our ability to consummate a business combination.

GGCP, Inc., an entity affiliated with certain of our officers and directors that holds a 72% ownership position in GAMCO Investors, Inc., invests in a variety of securities, including publicly-owned common and preferred stocks and mutual funds, private investment partnerships and venture capital entities. GAMCO Investors, Inc. provides investment advisory services to mutual funds, institutional and private wealth management investors, and investment partnerships. Accordingly, there may be situations in which GGCP, Inc. and GAMCO Investors, Inc. has an obligation or an interest that actually or potentially conflicts with our interests. You should assume these conflicts will not be resolved in our favor and, as a result, we will be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to GGCP, Inc. and GAMCO Investors, Inc.

GGCP, Inc. and GAMCO Investors, Inc. may also choose to operate, or have an interest in, investment entities similar to us or that otherwise compete with us in the future. Neither GGCP, Inc., GAMCO Investors, Inc. nor members of our management who are also employed by GGCP, Inc. or GAMCO Investors, Inc. have any obligation to present us with any opportunity for a potential business combination of which they become aware. GGCP, Inc., GAMCO Investors, Inc. and/or our management, in their capacities as officers of GGCP, Inc. and GAMCO Investors, Inc. or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future internal investment vehicles or third parties, including clients of GAMCO Investors, Inc., before they present such opportunities to us (except with respect to their obligation to present opportunities to us prior to presenting them to other blank check companies). In addition, our independent directors may have pre-existing duties or obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are also under no obligation to present to us opportunities of which they become aware. As a result, a potential target business may not be presented to us or may not be available for our acquisition and we may not successfully complete an initial business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including businesses that might compete with ours, and are not obligated to devote any specific number of hours to our affairs. Additionally, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. You should assume these conflicts will not be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

We will probably complete only one business combination, if any, with the proceeds of this offering and the private placement warrants, meaning our operations would then depend on a single business.

The net proceeds from this offering and the sale of the private placement warrants will provide us with approximately $190,200,000 that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $7.0 million, or approximately $8.1 million if the over-allotment option is exercised in full). We may not be able to acquire more than one target business, if any, because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may face increased risks of subsequent write-downs or write-offs, restructuring, and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within a set period of time. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, and factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, if we report charges of this nature, negative market perceptions about us or our common stock may arise. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. Our founding stockholder’s acquisition of the founder’s units at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our founding stockholder acquired 5,750,000 founder’s units for a purchase price of $25,000, equivalent to a per-share price of approximately $.004, assuming no value is ascribed to the founder’s warrants. Assuming this offering is completed and no value is attributed to the warrants included in the units being sold to the public, you and the other new investors will incur an immediate and substantial dilution of approximately 32.8%, or $3.28 per share (the difference between the pro forma net tangible book value per share after this offering of $6.72, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for a number of shares of common stock without paying a cash exercise price. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 20,000,000 shares of common stock (or 23,000,000 shares of common stock if the over-allotment option is exercised in full), and our founding stockholder holds founder’s warrants to purchase 5,000,000 shares of common stock (5,750,000 if the over-allotment option is exercised in full). We will also sell to our founding stockholder the private placement warrants to purchase an aggregate of 5,000,000 shares of our common stock, simultaneously with the closing of this offering. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Accordingly, our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our founding stockholder may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

If our founding stockholder exercises its registration rights with respect to the founder’s units and private placement warrants in full, there will be an additional 5,000,000 shares of common stock (5,750,000 if the over-allotment option is exercised in full) and 10,000,000 warrants (10,750,000 if the over-allotment option is exercised in full), as well as the 10,000,000 (10,750,000 if the over-allotment option is exercised in full) shares underlying such warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our founding stockholder are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities and there is no prior market history on which to base your investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

Compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we acquire a target business with operations located outside the U.S., we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the U.S., we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	deterioration of political relations with the U.S.; and

•	new or more extensive environmental regulation.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company may govern all of our material agreements and we may not be able to enforce our legal rights.

Although we intend to initially focus our search for a target business in the United States, there is no restriction on our ability to acquire a target business anywhere in the world. If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates may govern almost all of the material agreements relating to its operations. The system of laws and the enforcement of existing laws in such jurisdiction may be different from the implementation and interpretation in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that management assess and report on the effectiveness of our internal control beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to develop and maintain effective internal control, we may be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm provide an independent opinion on the effectiveness of our internal control over financial reporting. In addition, a target company may not be in compliance with the provisions of the Sarbanes-Oxley Act. The development and maintenance of the internal control of any such entity to ensure compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to develop and maintain effective internal control may harm our operating results and/or result in difficulties in meeting our reporting obligations. Inadequate internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards.

We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with International Financial Reporting Standards, or IFRS, as approved by the International Accounting Standards Board, or IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have or is not able within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, U.S. GAAP or in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our executive officers, key employees or directors following our initial business combination;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	ability of our executive officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The net proceeds of this offering, together with our founding stockholder’s $5,000,000 investment in the private placement warrants that will be held in the trust account, will be used as set forth in the following table:

	Without	With
	Underwriter’s	Underwriter’s
	Option	Option
	to Purchase	to Purchase
	Additional	Additional
	Units	Units

Offering gross proceeds	$200,000,000	$230,000,000
Private placement warrants	5,000,000	5,000,000

Total gross proceeds	$205,000,000	$235,000,000

Estimated offering expenses(1):
Underwriting discount (7.0% of offering gross proceeds)(1)	14,000,000	16,100,000
Legal fees and expenses	305,000	305,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	15,818	15,818
FINRA registration fee	40,750	40,750
American Stock Exchange fees	80,000	80,000
Miscellaneous expenses	98,432	98,432

Total offering expenses	$14,700,000	$16,800,000

Proceeds after offering expenses	$190,300,000	$218,200,000

Net proceeds not held in trust account(2),(3)	100,000	100,000

Net proceeds held in trust account	$190,200,000	$218,100,000

Deferred underwriting discounts and commissions held in trust account(1)	7,000,000	8,050,000

Total held in trust account(2),(3)	$197,200,000	$226,150,000

% of offering gross proceeds	98.6%	98.3%

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	500,000
Due diligence of prospective target businesses by officers, directors and initial stockholders	500,000
Payment of administrative fee to GGCP, Inc. ($10,000 per month for 30 months)	300,000
Legal and accounting fees relating to SEC reporting obligations	300,000
Working capital to cover miscellaneous expenses, marketing, D&O insurance, general corporate purposes, liquidation obligations and reserves	1,000,000

Total	2,600,000

(1)	The amount of underwriting discount held in the trust account, 3.5% of offering gross proceeds or $7.0 million (or approximately $8.1 million if the over-allotment option is exercised in full), will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time periods, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

(2)	A portion of the offering expenses have been paid from an advance we received from GGCP, Inc. as described below. This advance will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if the over-allotment option is exercised.

(4)	$2.5 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the underwriters determine that the size of this offering should be increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

A total of approximately $197,200,000 (or approximately $226,150,000 if the over-allotment option is exercised in full), including $190,200,000 of the net proceeds from this offering and the sale of the private placement warrants (or $218,100,000 if the over-allotment option is exercised in full) and $7.0 million (or approximately $8.1 million if the over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at          , with Continental Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account will be released to us upon the closing. We will use such funds to pay (i) deferred underwriting discounts and commissions of $7.0 million (or approximately $8.1 million if the over-allotment option is exercised in full), which will be paid to the underwriters) and (ii) public stockholders exercising their conversion rights. The remaining funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $100,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $2.5 million of interest, subject to adjustment, may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $2.5 million, subject to adjustment. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of     % per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our founding stockholder, executive officers or directors or from third parties. However, none of our founding stockholder, officers or directors or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If the underwriters determine the size of this offering should be increased, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercises their over-allotment option in full, the amount per share held in trust reduces from

$9.86 to approximately $9.83. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.     .

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and also that it may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid by us or a target business to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors and founding stockholder will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and GGCP, Inc. will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. Our audit committee will review and ratify all payments made to our founding stockholder, our officers and directors and our or their affiliates, other than the $10,000 per month payment described above, with the interested director or directors abstaining from such review.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, GGCP, Inc. has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be between $50,000 and $100,000) and has agreed not to seek repayment of such expenses.

We believe that amounts not held in trust as well as the interest income of up to $2.5 million, subject to adjustment, earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $2.5 million, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our executive officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

On June 16, 2008, we issued a promissory note in the aggregate principal amount of $150,000 to GGCP, Inc.. The note is non-interest bearing, is unsecured and is due at the earlier of June 16, 2009 or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay GGCP, Inc. a total of $10,000 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds registered under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable, and less interest income released to us from the trust account in the manner described above.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions on a pro rata basis to the public stockholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, no exercise of the over-allotment option and a corresponding forfeiture of 750,000 founder’s units by our founding stockholder.

At June 30, 2008, our net tangible book value was $(65,885), or approximately $(0.01) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid or accrued in advance of this offering, our pro forma net tangible book value (as decreased by the value of 7,999,999 shares of common stock which may be converted into cash) at June 30, 2008, would have been $114,244,125, or approximately $6.72 per share, representing an immediate increase in net tangible book value of approximately $6.73 per share to the holders of the founder’s shares, and an immediate dilution of approximately $3.28 per share, or 32.8%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $78,879,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of not more than 40% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes, and net of up to $2.5 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	$6.73
Pro forma net tangible book value after this offering		$6.72
Dilution to new investors		$3.28

The following table sets forth information with respect to our founding stockholder and the new investors:

	Shares Purchased			Total Consideration		Average Price
	Number		Percentage	Amount	Percentage	per Share

Founding stockholder	5,000,000	(1)	20.00%	$25,000	.01%	$0.005
New investors	20,000,000		80.00%	200,000,000	99.99%	10.00

Total	25,000,000		100.0%	$200,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 750,000 units have been forfeited by our founding stockholder as a result thereof.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and sale of the private placement warrants	(65,885)
Net proceeds from this offering and sale of the private placement warrants	197,300,000
Offering costs paid or accrued in advance and excluded from tangible book value before this offering	65,000
Less: deferred underwriting fees	(4,200,000)
Receipt of subscription receivable	25,000
Less: proceeds held in trust account subject to conversion to cash	(78,879,990)

$114,244,125

Denominator:
Shares of common stock outstanding prior to the offering	5,000,000 (1)
Shares of common stock included in the units offered in this offering	20,000,000
Less: shares subject to conversion	(7,999,999)

17,000,001

(1)	Assumes no exercise of the underwriters’ over-allotment option and excludes 750,000 founder’s units subject to forfeiture.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2008 and as adjusted to give effect to the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2008
	Actual	As Adjusted

Note payable to affiliate	$150,000	$—
Deferred underwriting discounts and commissions	—	4,200,000

Common stock, -0- and 7,999,999 shares which are subject to possible conversion at conversion value(1)	—	78,879,990

Stockholder’s equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—

Common stock, $0.0001 par value, 70,000,000 shares authorized; 5,750,000 shares issued and outstanding; 17,000,001(2) shares issued and outstanding (excluding 7,999,999 shares subject to possible conversion), as adjusted	575	1,700
Additional paid-in capital(3)	24,425	114,243,310
Subscription receivable	(25,000)	—
Accumulated deficit	(885)	(885)

Total stockholder’s (deficit) equity	(885)	114,244,125

Total capitalization	$149,115	$197,324,115

(1)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 40% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.86 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest and net of franchise taxes, which income and franchise taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

(2)	Assumes no exercise of the underwriters’ over-allotment option and excludes 750,000 founder’s units subject to forfeiture.

(3)	Excludes $7.0 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on May 29, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses or assets. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business operating in the media, entertainment, telecommunications or financial services industries except as described in this prospectus. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current executive officers and directors;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 from our founding stockholder in exchange for the founder’s units, and a $150,000 loan evidenced by a promissory note issued to GGCP, Inc. as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $14,000,000, or $16,100,000 if the over-allotment option is exercised in full, together with $5,000,000 from our founding stockholder’s investment in the private placement warrants that will be held in the trust account, will be approximately $190,300,000 (or $218,200,000 if the over-allotment option is exercised in full). Of this amount, $190,200,000 (or $218,100,000 if the over-allotment option is exercised in full) will be held in the trust account and the remaining $100,000, in either case, will not be held in the trust. An additional amount equal to 3.5% of the gross proceeds of this offering, or $7.0 million (approximately $8.1 million, if the over-allotment option is exercised in full), will also be held in the trust account and will be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that some or all of the proceeds held in the trust account (other than proceeds used to pay the underwriters their deferred fees and stockholders who vote against our initial business combination and elect to convert their shares into their pro rata portion of the trust account) will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination, although we could use our common stock to pay the sellers in order to reduce the amount of cash we use. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $2.5 million, subject to adjustment, on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $300,000 of expenses in fees relating to our office space and certain general and administrative services;

•	approximately $2,300,000 for general working capital that will be used for miscellaneous expenses such as legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, expenses of this offering to the extent they exceed the estimates shown in “Use of Proceeds,” legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if the interest earned on our trust account is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On June 16, 2008, we issued a promissory note in the aggregate principal amount of $150,000 to GGCP, Inc. This note is non-interest bearing, is unsecured and is due at the earlier of June 16, 2009, or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay GGCP, Inc. a monthly fee of $10,000 for general and administrative services, including office space and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Our founding stockholder has committed to purchase an aggregate of 5,000,000 private placement warrants at $1.00 per warrant (for a total purchase price of $5,000,000) from us. This purchase will take place as a private placement simultaneously with the consummation of this offering. We believe that the purchase price of the private placement warrants approximates the fair value of such warrants. However, if it is determined, at the time of the offering, that the fair value of the private placement warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

Controls and Procedures

We are not currently required to document and test our internal control as defined by Section 404 of the Sarbanes-Oxley Act of 2002. However, we will be required to comply with Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal control. We expect that we will assess the internal control of our target business or businesses preceding the completion of a business combination and will then implement a schedule for testing and enhancing internal control as required. A target business or businesses may not be in compliance with the provisions of the Sarbanes-Oxley Act.

Many small and mid-sized target businesses we may consider for a business combination may have internal control that needs improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business or businesses, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on May 29, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business operating in the media, entertainment, telecommunications or financial services industries except as described below.

In connection with our formation, certain of our officers formed Gabelli Entertainment & Telecommunications Acquisition Corp., a company whose objective is to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets in the media, entertainment, telecommunications or financial services industries. It is anticipated that our initial public offering will coincide with that of Gabelli Entertainment & Telecommunications Acquisition Corp. although this is not a requirement of either offering. We believe that conducting these two offerings simultaneously will be beneficial to us for a number of reasons, including allowing us to allocate expenses between us and Gabelli Entertainment & Telecommunications Acquisition Corp., thereby reducing the cost to each of us. Additionally, if our offering was the only one being conducted at this time and our officers or directors were presented with an opportunity to acquire a target business located outside of our required parameters, they would be forced to simply abandon such opportunity even though it might be very attractive. By conducting these offerings simultaneously with different target parameters, if our officers or directors were to be presented with such an opportunity, they could present such opportunity to the other company, thereby reducing the likelihood of not being able to pursue an attractive transaction. We believe this will benefit our stockholders as well as those of Gabelli Entertainment & Telecommunications Acquisition Corp.

If Gabelli Entertainment & Telecommunications Acquisition Corp. does not complete its initial public offering, we may execute a definitive agreement for an initial business combination in any industry we choose. However, assuming Gabelli Entertainment & Telecommunications Acquisition Corp. completes its initial public offering, pursuant to our amended and restated certificate of incorporation, unless and until Gabelli Entertainment & Telecommunications Acquisition Corp. enters into a definitive agreement for its initial business combination, we are prohibited from executing a definitive agreement for an initial business combination with a target business in the media, entertainment, telecommunications or financial services industries. Because we cannot acquire a target business within such industries unless Gabelli Entertainment & Telecommunications Acquisition Corp. has first entered into a definitive agreement for an initial business combination, we believe that our officers will not have any conflict of interest in determining to which entity to present a particular opportunity for a business combination.

We will seek to capitalize on the experience of Mario J. Gabelli, our chief executive officer. Mr. Gabelli has over forty years of experience in public and private investing worldwide. Mr. Gabelli founded GGCP, Inc. in 1976 and serves as its chief executive officer. GGCP, Inc. is a privately held firm that holds a 72% ownership position in GAMCO Investors, Inc. (NYSE symbol GBL) and its subsidiaries, in addition to various other private and public investments. GAMCO Investors, Inc. has built a thirty-year track record of successful money management, based upon the research-driven, price disciplined principles of value investing. GAMCO Investors, Inc. employs over 200 individuals with offices in New York, Chicago, Greenwich CT, London, Minneapolis, Palm Beach, Reno, Shanghai and Singapore. In addition to the GAMCO investment, GGCP invests in a variety of securities, including publicly-owned common and preferred stocks and mutual funds, private investment partnerships and venture capital entities. In general, we will seek to acquire a business we understand, with strong management and favorable long term economies in an attractive market. We believe our public equity investment experience gives us a unique perspective on the types of businesses that are appropriate for the public markets and on their relative valuations. At the same time, the varied deal-making and industry backgrounds of our officers and directors should help us to successfully identify and execute a transaction.

Competitive Strengths

Experienced management.  Our management team has substantial experience in identifying, acquiring and operating a wide variety of service businesses. Led by our chief executive officer, Mario J. Gabelli, our management team has over 80 years of experience investing in public and private companies globally.

Disciplined investment process.  In our search for potential target businesses, we will apply the same value investing principles used by GAMCO Investors, Inc. over its 30-year history. Our screening and evaluation process is research intensive and involves detailed analysis of, among other things, a company’s financial statements, operational strengths and weaknesses, competitors and suppliers. We intend to remain disciplined in the price we pay for a potential target and to craft a transaction structure that maximizes the potential for ongoing value creation while ensuring adequate flexibility.

Differentiated investment view.  We believe that the public equity investment experience of our management team gives us a unique perspective on the types of businesses that are appropriate for the public markets and on their relative valuations. At the same time, the varied deal-making and industry backgrounds of our officers and directors should help us to successfully identify and execute a transaction.

Support from the GAMCO platform.  GAMCO Investors, Inc. has a global investment infrastructure in place. We will have access to the insights of its team of analysts and portfolio managers, its six US offices, and its ground presence in London, Shanghai and Singapore. GAMCO Investors, Inc.’s legal, compliance and operational functions will also be available to us. However, GAMCO Investors will not be paid for any of these services.

Effecting a Business Combination

We have not identified a target business

We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of execution of a definitive agreement for such initial business combination, as described below in more detail, and not be in the media, entertainment, telecommunications or financial services industries (unless Gabelli Entertainment & Telecommunications Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has already entered into a definitive agreement for its initial business combination), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our executive officers and directors. While our executive officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our executive officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our founders or members of our management team or our or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

Selection of a target business and structuring of a business combination

Subject to the limitations that a target business have a fair market value of at least 80 of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of execution of a definitive agreement for such initial business combination, as described below in more detail, and not be in the media, entertainment, telecommunications or financial services industries (unless Gabelli Entertainment & Telecommunications Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has already entered into a definitive agreement for its initial business combination), we will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following:

•	established, proven track records;

•	strong free cash flow characteristics;

•	strong competitive industry position;

•	strong and experienced management team; and

•	diversified customer and supplier base.

These criteria are not intended to be exhaustive. Additionally, we may decide to enter into a business combination with a target business that does not meet any of these criteria and guidelines. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors. We may engage accounting firms or other third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

Fair market value of target business or businesses and determination of offering amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million, or approximately $8.1 million if the over-allotment option is exercised in full) at the time of execution of a definitive agreement for such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of execution of a definitive agreement for such initial business combination. In no event, however, will we acquire less than a controlling interest in a target business (meaning not less than 50.1% of the voting securities of the target business or all or substantially all of its assets). The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination if we were not issuing our equity to pay all or a significant portion of the purchase price, and there is no assurance we would be able to obtain such financing.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million or approximately $8.1 million if the over-allotment option is exercised in full) at the time of execution of a definitive agreement for the initial business combination.

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million, or approximately $8.1 million if the over-allotment option is exercised in full). We have used this criterion to provide investors and our executive officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million or approximately $8.1 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our executive officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million or approximately $8.1 million if the over-allotment option is exercised in full) at the time of execution of a definitive agreement for the initial business combination. Our board of directors will make this determination based upon one or more standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings, cash flow and book value. If our board of directors is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of execution of a definitive agreement for such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited ability to evaluate the target business’s management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our executive officers and directors is the best available replacement, it is possible that some of our executive officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law.

In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any initial business combination, all of our founders, including all of our officers and directors, have agreed to vote their founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our founders have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of an initial business combination. None of our founders, including our officers or directors, has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, such individuals or their affiliates could make such purchases in the open market or in private transactions. The fact that they have agreed to vote such shares in favor of an initial business combination may make it more likely for us to complete such a business combination even over a strong stockholder dissent. We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 40% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to 10% or more of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns 10% or more of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (including a pro rata share of deferred underwriting discounts and commissions and including accrued interest, net of any taxes which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be $9.86 (or approximately $9.83 per share if the over-allotment option is exercised in full), or approximately $0.14 less than the per-unit offering price of $10.00 (approximately $0.17 less if the underwriters’ over-allotment option is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose (including at the meeting itself), but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the initial business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the initial business combination to complete the tender or delivery of his shares to us if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. Therefore, we do not believe that the requirement for physical or electronic delivery prior to the vote would disadvantage investors when compared to the traditional method of tendering shares following the vote. Nevertheless, because we do not have any control over this process it may take significantly longer than we anticipate to obtain a physical stock certificate. Accordingly, if the process to obtain a physical stock certificate takes longer than originally anticipated, stockholders who wish to convert their shares using this delivery process may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares unless they do so by delivering their shares electronically. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the initial business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the vote would be imposed to ensure that a converting holder’s election to convert is irrevocable once the initial business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. This fee may discourage stockholders from seeking conversion rights and may make it more beneficial for such stockholders to try to sell their shares in the open market. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional conversion process.

If a stockholder votes against the initial business combination but fails to properly exercise his, her or its conversion rights, the stockholder will not have his, her or its shares of common stock converted to his, her or its pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting at which a vote is taken with respect to a proposed initial business transaction. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 40% or more of the shares sold in this offering exercise their conversion rights. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that may otherwise be approved by a majority of our public stockholders. The initial conversion price will be $9.86 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

If we have not consummated a business combination by 24 months from the consummation of this offering (or 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months from the consummation of this offering and the business combination has not yet been consummated within such 24-month period), we will dissolve and liquidate. If we fail to complete a business combination or sign a letter of intent, agreement in principle or definitive agreement within such 24-month period, our activities will be limited to our liquidation and dissolution. Pursuant to Delaware law, this dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to dissolve. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 30 months after the consummation of this offering except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 30 months after the consummation of this offering. The provision regarding our 30 month finite life may not be amended except in connection with the consummation of a business combination. If we are unable to obtain stockholder approval for our dissolution as described above or if the time period in which to complete a business combination has been extended to 30 months but we have not completed such business combination within such 30 months, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware

General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life in 30 months as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Our founding stockholder and each of our officers and directors have agreed to waive their rights to participate in any liquidation of our trust account or other assets with respect to its founder’s common stock and to vote their founder’s common stock in favor of any dissolution and plan of distribution which we submit to a vote of stockholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.86, or $0.14 less than the per-unit offering price of $10.00 (or $9.83, or $0.17 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes $7.0 million in deferred underwriting discounts and commissions (or approximately $8.1 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

As described below, we intend to have all third parties (including any vendors or other entities we engage after the consummation of this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that any third parties and prospective target businesses will execute waiver agreements. Nor is there any guarantee that, even if they execute waiver agreements with us, they will not seek recourse against the trust account. GGCP, Inc. has agreed that it will be liable to pay debts and obligations to third parties or target businesses that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to our public stockholders in the event of a liquidation, and only if such a third party or prospective target business does not execute a waiver. However, the agreement entered into by GGCP, Inc. specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from GGCP, Inc., such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.86 (or $9.83 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon an initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are unable to complete an initial business combination by 24 months (or 30 months, as the case may be) from the consummation of this offering, we will dissolve and liquidate as described in the first paragraph of this subsection. Section 278 of the DGCL provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) of the DGCL will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Under Section 281(b) of the DGCL, the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we intend to have all vendors that we engage after the consummation of this offering, prospective target businesses and other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.86 per share (or $9.83 per share if the underwriters’ over-allotment option is exercised in full). In addition, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the consummation of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

We expect that all costs associated with the implementation and completion of our dissolution and plan of distribution (currently estimated to be between $50,000 and $100,000 if not done in connection with a stockholder vote with respect to a potential business combination) as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes. If such funds are insufficient, GGCP, Inc. has agreed to advance us the funds necessary to complete such dissolution and plan of distribution and has agreed not to seek repayment for such expenses.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting and (ii) public stockholders owning less than 40% of the shares sold in this offering have voted against the business combination and exercise their conversion rights; and

•	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash; and

•	if our initial business combination is not consummated within 24 months (or 30 months, as the case may be) from the consummation of this offering, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with DGCL) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders.

Our amended and restated certificate of incorporation states that we cannot amend these provisions prior to the consummation of our initial business combination. However, the validity of such a provision limiting our ability to amend our certificate of incorporation under DGCL has not been settled. A court could conclude that the provision in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended prior to our initial business combination, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have).

COMPARISON OF THIS OFFERING TO THOSE
OF BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$197,200,000 of the proceeds of this offering and the private placement warrant purchase, including $7.0 million in deferred underwriting discounts and commissions, will be deposited into a trust account at , maintained by Continental Stock Transfer & Trust Company.	$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $197,200,000 in trust will be invested only in treasury bills issued by the U.S. government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in readily liquid securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation may be reduced by(i) any taxes paid or due, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside and (ii) up to $2.5 million, subject to adjustment, that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with the consummation of our initial business combination. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.0 million) at the time of execution of a definitive agreement for a business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of execution of a definitive agreement for such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ 45-day over-allotment option, the exercise of such option in full or the announcement by Ladenburg Thalmann & Co. of its intention not to exercise all or any portion of such option. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, and financial information about any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until 120 days after the completion of our initial business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of all taxes and net of interest previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor within five business days after the effective date of such amendment. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, the company may not consummate any acquisition and all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline	Our initial business combination must occur within 24 months from the consummation of this offering or within 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination is executed before the 24-month period ends; if our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest then held in the trust account.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors within five business days.
Release of funds	Except with respect to (i) interest income to pay taxes and (ii) interest income earned of up to $2.5 million, subject to adjustment, on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there should be numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of execution of a definitive agreement for our initial business combination (excluding deferred underwriting discounts and commissions of $7.0 million (or approximately $8.1 million if the over-allotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are currently located at 140 Greenwich Avenue, Greenwich, Connecticut 06830. The cost for this space is included in the $10,000 per-month fee described above that GGCP, Inc. charges us for general and administrative services. We believe, based on rents and fees for similar services in the Greenwich, Connecticut metropolitan area that the fee charged by GGCP, Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have four officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, U.S. GAAP or prepared in accordance with IFRS, as issued by the IASB, and the historical financial statements must be audited in accordance with the standards of the PCAOB. If a proposed target business, including one located outside of the U.S., does not have or is not able within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, U.S. GAAP or in accordance with IFRS, as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending against us or any of our executive officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position

Frederic V. Salerno	65	Chairman of the Board
Mario J. Gabelli	66	Chief Executive Officer
Silvio A. Berni	56	Chief Financial Officer
Michael M. Gabelli	30	Executive Vice President
Vincent J. Capurso	53	Director
Vincent Tese	65	Director

Frederic V. Salerno has served as our chairman of the board since our inception. Since its inception in April 2008, Mr. Salerno has also served as chief executive officer of Gabelli Entertainment & Telecommunications Acquisition Corp. Mr. Salerno has been retired since September 2002. From 1997 until his retirement in September 2002, Mr. Salerno served in a variety of senior management positions at Verizon Communications, Inc., a provider of communications services, and its predecessors. At the time of his retirement, Mr. Salerno had been serving as vice chairman and chief financial officer. Mr. Salerno serves on the board of directors of Akamai Technologies, Inc., a company that provides services for accelerating and improving the delivery of content and applications over the Internet, CBS Broadcasting, Inc., a media company, Intercontinental Exchange, an electronic exchange for trading wholesale energy and metals commodities, National Fuel Gas Company, a diversified energy company, Popular, Inc., a financial holding company, and Viacom, Inc., a media company. He is also a senior advisor to both Welsh Carson Anderson Stowe and New Mountain Capital and serves as chairman of Gabelli Group Capital Partners. Mr. Salerno received B.S. from Manhattan College and an M.B.A. from Adelphi University.

Mario J. Gabelli has served as our chief executive officer since our inception. Since its inception in April 2008, Mr. Gabelli has also served as chairman of the board of Gabelli Entertainment & Telecommunications Acquisition Corp. Mr. Gabelli has served as chairman, chief executive officer, chief investment officer-value portfolios and a director of GAMCO Investors, Inc., a widely-recognized provider of investment advisory services to mutual funds, institutional and high net worth investors, and investment partnerships, principally in the United States, since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by GAMCO and its affiliates (“Gabelli Funds”). Mr. Gabelli also serves as chairman of LICT Corporation, a public company engaged in multimedia and other services; chairman of CIBL, Inc., a holding company with operations in broadcasting and wireless telecommunications; and chairman and chief executive officer of Morgan Group Holdings, Inc., a public holding company. In addition, Mr. Gabelli is the chief executive officer of GGCP, Inc., a private company which owns a majority of GAMCO’s Class B Stock; and the chairman of MJG Associates, Inc., which acts as a general partner or investment manager of various investment funds and other accounts. He also serves as Overseer of Columbia University Graduate School of Business; Trustee of Boston College, Roger Williams University and Winston Churchill Foundation; Director of the National Italian American Foundation, The American-Italian Cancer Foundation, The Foundation for Italian Art & Culture and the Mentor/National Mentoring Partnership; and former Chairman, Patron’s Committee for the Immaculate Conception School. Mr. Gabelli is the father of Michael M. Gabelli.

Silvio A. Berni has served as our chief financial officer since our inception. Since April 2008, Mr. Berni has served as vice president of corporate development and controller of GGCP, Inc. From August 2001 to April 2008, Mr. Berni served as assistant corporate controller of Oce-North America, a manufacturer and distributor of office equipment, and its predecessor company Imagistics International. From March 2001 to August 2001, Mr. Berni served as a senior consultant for Resources Connections, a consulting firm. From May 2000 to March 2001, Mr. Berni provided private consulting services to various clients. From September 1994 to May 2000, Mr. Berni served as vice president and corporate controller of Dyson Kissner Moran Corporation, a private equity firm. From 1998 to 1994, Mr. Berni served as vice president and corporate controller of Pechiney Corporation, a producer and distributor of aluminum and packaging products. Prior to this, Mr. Berni served as corporate controller of the Coca Cola Bottling Co. of New York and as an audit manager of KPMG. Mr. Berni received a B.S. from Manhattan College and an M.B.A. from Iona College. Mr. Berni is a certified public accountant and a certified management accountant.

Michael M. Gabelli has served as our executive vice president since our inception. Since April 2006, Mr. Gabelli has served as a vice president at GGCP, Inc. From May 2004 to April 2006, Mr. Gabelli attended New York University. From 2002 to 2004, Mr. Gabelli served as an associate director of sales, marketing and research at GAMCO Investors, Inc. and GGCP, Inc. From 2001 to 2002, Mr. Gabelli served as an associate in the institutional equity research sales department at Bear Stearns & Co., Inc. Mr. Gabelli received a B.A. from Boston College and an M.S. from New York University. He is currently attending Columbia University to obtain an M.B.A. Mr. Gabelli is the son of Mario J. Gabelli.

Vincent J. Capurso has served as a member of our board of directors since our inception. Since July 2005, Mr. Capurso has served as vice president, tax of Barnes & Noble, Inc., the nation’s largest bookseller based upon sales reported in trade publications and public filings. Mr. Capurso served as vice president of tax of GAMCO Investors, Inc. from 2000 to 2001, executive vice president and chief financial officer of GGCP, Inc. from 2001 through 2002 and a consultant to GGCP, Inc. from 2003 to 2005. He has been a director of GGCP, Inc. since January 2008. From 1994 to 2000, Mr. Capurso served as vice president of tax of Wasserstein Perella Group, Inc., an investment and merchant banking firm. From 1992 to 1993, he served as vice president of tax of Reader’s Digest, a publishing firm. From 1988 to 1992, he served as vice president of tax of First City Capital Corporation, a merchant banking firm. From 1977 to 1988, Mr. Capurso served with Price Waterhouse in various tax consulting capacities, including senior tax manager in the firm’s National office of Technical Tax Services. Mr. Capurso received a B.S. from Drexel University and a J.D. from Temple University School of Law. Mr. Capurso is a certified public accountant.

Vincent Tese has served as a member of our board of directors since our inception. Since 1995, Mr. Tese has served as chairman of Wireless Cable International, Inc., a developer of wireless television systems. From 1985 to 1994, Mr. Tese served as chairman and chief executive officer of the New York State Urban Development Corporation. From 1991 to 1995, Mr. Tese served as commissioner and vice chairman of the Port Authority of New York and New Jersey. From 1987 to 1994, he also served as director of economic development for New York State. From 1983 to 1985, Mr. Tese served as New York State Superintendent of Banks. From 1977 to 1982, Mr. Tese was a partner in the Sinclair Group, a commodities trading and investment management company, where he traded on the COMEX. From 1973 to 1977, Mr. Tese served as a partner in the law firm of Tese & Tese. Mr. Tese is a member of the boards of directors of Intercontinentalexchange, Inc., Bowne & Co., Inc., Cablevision, Inc., Cabrini Mission Society, Catholic Guardian Society, Custodial Trust Company, Magfusion, Inc. Municipal Art Society, Wireless Cable International, Inc., NRDC Acquisition Corp., GGCP, Inc. and Mack-Cali Reality Corporation and serves as a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese received a B.A. from Pace University, a J.D. from Brooklyn Law School and a LL.M. in taxation from New York University School of Law.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Vincent J. Capurso, will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of          , will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Mario J. Gabelli and Vincent Tese, will expire at the third annual meeting of stockholders following consummation of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Executive Officer and Director Compensation

Members of our management team have not received any compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay GGCP, Inc., an entity affiliated with certain of our officers and directors, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by GGCP, Inc. for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. Other than this $10,000 per-month fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to any founder or member of our management team, or our or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Our Board of Directors has determined that each of Vincent J. Capurso, Vincent Tese and           are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a nominating committee to be effective upon completion of this offering. Each committee will be composed of three directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of          ,           and           with           serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider           to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, promptly taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and ratifying all payments made to our founding stockholder, officers, directors and affiliates, other than the payment of an aggregate of $10,000 per month to GGCP, Inc. for office space, secretarial and administrative services.

Nominating Committee

Upon completion of this offering, our governance and nominating committee will consist of          ,           and          , with          serving as chair. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:

•	whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission;

•	whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	whether the candidate has knowledge of our company and issues affecting us;

•	whether the candidate is committed to enhancing stockholder value;

•	whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	whether the candidate would be willing to commit the required hours necessary to discharge the duties of board of directors membership;

•	whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•	whether the candidate is able to develop a good working relationship with other board of directors’ members and contribute to our board of directors’ working relationship with our senior management.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

GGCP, Inc., an entity affiliated with certain of our officers and directors that holds a 72% ownership position in GAMCO Investors, Inc., invests in a variety of securities, including publicly-owned common and preferred stocks and mutual funds, private investment partnerships and venture capital entities. GAMCO Investors, Inc. provides investment advisory services to mutual funds, institutional and private wealth management investors, and investment partnerships. Accordingly, there may be situations in which GGCP, Inc. and GAMCO Investors, Inc. has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to GGCP, Inc. and GAMCO Investors, Inc.

The following describes some of the potential conflicts that could arise:

GGCP, Inc., GAMCO Investors, Inc. and each of our executive officers has agreed to present suitable business opportunities to us prior to presenting them to any other blank check or other similar company until we have executed a definitive agreement for our initial business combination.

Our board of directors has adopted resolutions whereby we have renounced any interest in or expectancy to be presented any business opportunity that comes to the attention of GGCP, Inc., GAMCO Investors, Inc., members of our management or directors. Accordingly, neither GGCP, Inc., GAMCO Investors, Inc. nor members of our management or directors have any obligation to present us with any opportunity for a potential business combination of which they become aware, but GGCP, Inc., GAMCO Investors, Inc. and our executive officers have agreed to do so prior to presenting them to another blank check or other similar company. As a result, you should assume that to the extent any member of our management or any of our directors locates a business opportunity equally suitable for us and another entity (other than another blank check or similar company with respect to GGCP, Inc., GAMCO Investors, Inc. and our executive officers as described above) with which such person has a business relationship, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity.

Our officers also have pre-existing fiduciary obligations to Gabelli Entertainment & Telecommunications Acquisition Corp., a blank check company formed for the purpose of formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets in the media, entertainment, telecommunications or financial services industries. If Gabelli Entertainment & Telecommunications Acquisition Corp. does not complete its initial public offering, we may execute a definitive agreement for an initial business combination in any industry we choose. However, assuming Gabelli Entertainment & Telecommunications Acquisition Corp. completes its initial public offering, pursuant to our amended and restated certificate of incorporation, unless and until Gabelli Entertainment & Telecommunications Acquisition Corp. enters into a definitive agreement for its initial business combination, we are prohibited from executing a definitive agreement for an initial business combination with a target business in the media, entertainment, telecommunications or financial services industries. Because we cannot acquire a target business within such industries unless Gabelli Entertainment & Telecommunications Acquisition Corp. has first entered into a definitive agreement for an initial business combination, we believe that our officers will not have any conflict of interest in determining to which entity to present a particular opportunity for a business combination.

Potential investors should also be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs. They will be free to allocate their time among their business activities and will devote only as much time as they deem necessary to our affairs. Accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	Our officers and directors may in the future become affiliated with entities, including, among others, blank check companies, public companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by our company.

•	The founder’s units will be held in escrow and except in limited circumstances will not be transferable until one year after the successful consummation of our initial business combination, and the private placement warrants purchased by our founding stockholder and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founder’s common stock they may hold. Furthermore, the purchaser of the private placement warrants has agreed that such warrants (and the underlying shares) will not be sold or transferred by it (except under limited circumstances) until after we have completed our initial business combination. For the foregoing reasons, our Board of Directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any of our officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

To further minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founding stockholder or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founding stockholder or their affiliates acquire the remaining portion of such target business, unless, in any of such cases, we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our founders or members of our management team or our or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation from us or a target business prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the founders’ warrants or private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
	Amount and		Approximate	Amount and		Approximate
	Nature of		Percentage	Nature of		Percentage
	Beneficial		of Outstanding	Beneficial		of Outstanding
Name and Address of Beneficial Owner(1)	Ownership		Common Stock	Ownership		Common Stock

Mario J. Gabelli	5,750,000	(3)	100.0%	5,000,000	(3)	20.0%
Frederic V. Salerno	0		0%	0		0%
Silvio A. Berni	0		0%	0		0%
Michael M. Gabelli	0	(4)	0%	0	(4)	0%
Vincent J. Capurso	0	(5)	0%	0	(5)	0%
Vincent Tese	0	(5)	0%	0	(5)	0%
Greenwich Acquisition, LLC	5,750,000		100.0%	5,000,000		20.0%
All directors and executive officers as a group (seven individuals)	5,750,000	(3)	100.0%	5,000,000	(3)	20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is 140 Greenwich Avenue, Greenwich, Connecticut 06830.

(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 750,000 units held by our founding stockholder.

(3)	Represents shares held by Greenwich Acquisition, LLC, an entity controlled by Mario J. Gabelli.

(4)	Does not include shares beneficially owned by Mario J. Gabelli.

(5)	Does not include any securities held by Greenwich Acquisition, LLC.

Our founding stockholder has agreed with us to purchase 5,000,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of the offering. The $5,000,000 of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $5,000,000 will be part of the liquidation distribution to our public stockholders, and the private placement warrants will expire worthless. The founder’s warrants and private placement warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”

Immediately after this offering, our founding stockholder will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, it may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option in full, up to an aggregate of 750,000 founder’s units will be subject to forfeiture. Our founding stockholder will be required to forfeit only a number of founder’s units necessary to maintain our founding stockholder’s 20% ownership interest in our units after giving effect to the offering and the exercise, if any, of the over-allotment option.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain the founding stockholder’s 20% ownership interest in our units after giving effect to the offering and the increase or decrease, if any, in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.

Transfer Restrictions

The founder’s units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. A portion of these securities may be released from escrow earlier than this date if the over-allotment option is not exercised in full or in part, but only to the extent necessary to have up to 750,000 founder’s units cancelled as described above or if, following a business combination, within the first year after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period; or

•	we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except to a permitted transferee. A permitted transferee is one who receives securities pursuant to a transfer (i) to our officers, directors or their family members or any affiliate of our officers or directors, (ii) to an entity’s beneficiaries upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order or (vi) by private sales of the founder’s units made at or prior to the consummation of a business combination at prices no greater than the price at which the units were originally purchased, in each case where the transferee agrees to the terms of these transfer restrictions and any other restrictions set forth in the insider letters, but will retain all other rights as our stockholders with respect to the founder’s units, including, without limitation, the right to vote their founder’s shares and the right to receive cash dividends, if declared, but excluding conversion rights (including any transferees). If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect our initial business combination and liquidate, our founding stockholder and each of our officers and directors has waived the right to receive any portion of the liquidation proceeds with respect to the founder’s shares. Any permitted transferees to whom the founder’s shares are transferred must also agree to waive that right.

We consider Mario J. Gabelli and Greenwich Acquisition, LLC to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 29, 2008, our founding stockholder purchased 5,750,000 units for $25,000 in cash, at a purchase price of approximately $0.004 per unit.

The units our founding stockholder holds include up to an aggregate of 750,000 units that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full. Our founding stockholder will be required to forfeit only a number of founder’s units necessary for the founder’s units to represent 20% of our outstanding units after giving effect to the offering and exercise, if any, of the over-allotment option.

The founder’s shares are identical to the shares of common stock included in the units being sold in this offering, except that our founding stockholder and each of our officers and directors has agreed:

•	that the founder’s shares are subject to the transfer restrictions described below;

•	to vote the founder’s shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination and to vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the consummation of this offering, as applicable; and

•	to waive its rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate a business combination.

In addition, our founding stockholder and each of our executive officers and directors have agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. (Any such purchases of stock following this offering are expected to be effected through open market purchases or in privately negotiated transactions.) As a result, neither our founding stockholder, nor our executive officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

The founder’s warrants are identical to those included in the units being sold in this offering, except that:

•	the founder’s warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the founder’s warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and

•	the founder’s warrants may be exercised by our founding stockholder or their permitted transferees on a cashless basis.

The holders of the founder’s warrants and private placement warrants will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and the shares issuable upon the exercise of the offering warrants and a related current prospectus available.

If the underwriters determine the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founding stockholder’s ownership at a percentage of the total number of units outstanding after this offering not to exceed 20%. Such an increase in offering size, or the exercise of the underwriters’ over-allotment option, will also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.     . The offering size will not be decreased after the date of this prospectus.

The holders of the majority of the founder’s units will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are released from escrow. In addition, the holder has certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our founding stockholder has agreed to purchase 5,000,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The proceeds from the sale price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at          , to be maintained by Continental Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5,000,000 purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below. The private placement warrants will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees and may be exercised by our founding stockholder or its permitted transferees on a cashless basis. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

The holders of the majority of the private placement warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate our initial business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

On June 16, 2008, we issued a promissory note in the aggregate principal amount of $150,000 to GGCP, Inc. This note is non-interest bearable, is unsecured and is due at the earlier of June 16, 2009, or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

On completion of this offering, we have agreed to pay GGCP, Inc. a monthly fee of $10,000 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our founding stockholder, executive officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $2.5 million, subject to adjustment, on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our founding stockholder, officers, directors and affiliates, other than payment of an aggregate of $10,000 per month to GGCP, Inc. for office space, secretarial and administrative services, with any interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.5 million, subject to adjustment, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Other than reimbursable out-of-pocket expenses payable to our founding stockholder, executive officers, directors and affiliates, and an aggregate of $10,000 per month paid to GGCP, Inc. for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our founding stockholder, officers or directors, or our or their affiliates.

Related Party Policy

Our code of ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee, if one exists). Related-party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions.

To minimize potential conflicts of interest, we have agreed not to: (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founding stockholder or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founding stockholder or their affiliates acquire the remaining portion of such target business, unless, in any of such cases, we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 70,000,000 shares of common stock, $0.0001 par value, of which 25,000,000 shares will be outstanding following this offering (assuming no exercise of the over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the DGCL.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Except as described below under “Warrants — Public Stockholders’ Warrants,” holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ 45-day over-allotment option, the exercise of such option in full or the announcement by Ladenburg Thalmann & Co. of its intention not to exercise all or any portion of such option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The Form 8-K will include financial information about any proceeds we receive from the exercise of the over-allotment option if the underwriter exercises the over-allotment option prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

General

As of the date of this prospectus, there were 5,750,000 shares of our common stock outstanding, held by our founding stockholder. This includes an aggregate of 750,000 shares of common stock subject to forfeiture to the extent that the over-allotment option is not exercised in full so that our founding stockholder will own 20% of our issued and outstanding shares after this offering (assuming our founding stockholder does not purchase units in this offering). On closing of this offering (assuming no exercise of the over-allotment option), 25,000,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our founding stockholder and each of our officers and directors has agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the consummation of this offering, as applicable, and our founding stockholder, and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares, in favor of our initial business combination and in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the consummation of this offering, as applicable. As a result, neither our founding stockholder, nor our executive officers or directors will be eligible to exercise conversion rights for any shares they hold. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholder and our executive officers and directors may vote all of their shares, whenever acquired, as they see fit.

We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination and less than 40% of the shares sold in this offering are voted against the initial business combination and exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders’ shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the $2.5 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements.

If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriter’s discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest and net of franchise taxes. Our founding stockholder and each of our officers and directors has waived its rights to participate in any liquidation distribution with respect to the founder’s shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founder’s shares

As of the date of this prospectus, our founding stockholder holds 5,750,000 units, including up to an aggregate of 750,000 units that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full. Our founding stockholder will be required to forfeit only a number of founder’s units necessary for the founder’s units to represent 20% of our outstanding units after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our founding stockholder’s 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Our founding stockholder and each of our officers and directors, has agreed that it will not sell or transfer the founder’s shares of common stock until, subject to certain exceptions as described elsewhere in this prospectus, one year after the consummation of our initial business combination, other than to permitted transferees who agree to be subject to these transfer, to waive their rights to participate in a liquidation if we do not consummate our initial business combination, to vote in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the stockholder vote required to approve our initial business combination, and to the forfeiture provisions described herein. In addition, the founder’s shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing 120 days after the completion of our initial business combination. However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may not continue to exceed the $13.75 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to adopt a plan of recapitalization pursuant to which all holders that wish to exercise warrants would be required to do so on a “cashless basis.” In such event, each exercising holder would surrender the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our founding stockholder and its transferees would still be entitled to exercise their founder’s warrants and private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder’s Warrants and Private Placement Warrants

The founder’s warrants are identical to the warrants included in the units being sold in this offering, except that such warrants:

•	the founder’s warrants are not redeemable by us so long as they are held by our founding stockholder or its permitted transferees; and

•	may be exercised at the option of the holder on a cashless basis.

The units our founding stockholder purchased include up to an aggregate of 750,000 founder’s warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full. Our founding stockholder will be required to forfeit only a number of founder’s units (and the warrants contained therein) necessary for the founder’s units to represent 20% of our outstanding units after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

If the founder’s warrants are held by holders other than the founding stockholder or its permitted transferees, the founder’s warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Our founding stockholder and each of our officers and directors, has agreed that the founder’s warrants (including the common stock issuable upon exercise of these warrants) will not be transferable, assignable or saleable, subject to certain exceptions as described elsewhere in this prospectus, until one year after we complete our initial business combination and the private placement warrants will not be transferable, assignable or saleable until after we complete our initial business combination, except to permitted transferees.

The private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that:

•	such warrants (and the underlying shares) will not be transferable, assignable or salable until after the completion of our initial business combination (except to a permitted transferee);

•	such warrants are not redeemable by us so long as they are held by our founding stockholder or its permitted transferees; and

•	such warrants may be exercised at the option of the holder on a cashless basis.

If the private placement warrants are held by holders other than the founding stockholder or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the founder’s warrants or the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our founding stockholder or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, our founding stockholder is entitled to registration rights with respect to the founder’s warrants, private placement warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 60th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by the DGCL as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether DGCL would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 25,000,000 shares of common stock outstanding. Of these shares, the 20,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are subject to the transfer restrictions contained in our amended and restated certificate of incorporation and will not be transferable for a period of one year after the consummation of our initial business combination and will be released prior to that date only if the over-allotment option is not exercised in full or in part, but only to the extent necessary to have up to 750,000 cancelled as described above or if, following an initial business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. None of those shares would be eligible for sale under Rule 144 prior to one year from the date of this prospectus.

Rule 144

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock or warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their initial shares freely without registration one year after we have completed our initial business combination.

Registration rights

The holders of the founder’s common stock and founder’s warrants (and underlying securities), as well as the holders of the private placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder’s common stock, founder’s warrants or private placement warrants can elect to exercise these registration rights at any time commencing 30 days after the consummation of our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “     .U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “     ” and “     .WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This is a general summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, common stock or warrants purchased pursuant to this offering. This discussion assumes that public stockholders will hold our units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation, banks; financial institutions; insurance companies; dealers and traders in securities or foreign currencies; persons holding our units as part of a hedge, straddle, conversion transaction or other integrated transaction; taxpayers that have elected mark-to-market accounting; persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; U.S. expatriates or former long-term residents of the United States; persons subject to the alternative minimum tax provisions of the Code; regulated investment companies; real estate investment trusts; and tax-exempt organizations. This summary does also not discuss any U.S. federal income tax consequences to a non-U.S. holder (as defined below) that (i) is engaged in the conduct of a United States trade or business, (ii) is a nonresident alien individual who is (or is deemed to be) present in the United States for 183 or more days during the taxable year, (iii) owns, (or has owned) actually and/or constructively more than 5% of the fair market value of our units, common stock or warrants, or (iv) is a corporation which operates through a United States branch.

As used in this discussion, the term “U.S. holder” means a beneficial owner of our units that is a U.S. Person (as defined below) and the term “non-U.S. holder” means a beneficial owner of our units (other than an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. Person (as defined below). The term U.S. holder also includes certain former citizens and residents of the United States. As referred to above, a “U.S. Person” means a person that is, for U.S. federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be not assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any such position taken by the IRS would not be sustained.

If a partnership holds our units, the tax treatment of a partner of such a partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax consequences of acquiring, holding and disposing of our units, common stock or warrants.

This discussion is only a summary of material U.S. federal income consequences of the acquisition, ownership and disposition of our securities. We urge prospective investors to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax considerations of acquiring, holding and disposing of our units, common stock or warrants.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and one warrant to acquire one share of our common stock, subject to adjustment. In determining the tax basis for the common stock and warrant composing a unit, each holder should allocate its purchase price paid for the unit between the components on the basis of their relative fair market values at the time of issuance.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Accordingly, prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are respected for U.S. federal income tax purposes.

Taxation of U.S. Holders

Distributions

In the event that we make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will constitute a return of capital that will apply against and reduce the U.S. holder’s tax basis in the common stock (but not below zero). Any excess over the U.S. holder’s tax basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “— Sale, Exchange or Other Disposition of Common Stock or Warrants” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010. It is unclear whether the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion rights” will affect a U.S. holder’s ability to satisfy the holding period requirements for the dividends-received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Gain or loss a U.S. holder realizes on the sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required time) or warrants will be capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the disposition and the U.S. holder’s tax basis in the common stock or warrants disposed of. Any capital gain or loss a U.S. holder realizes on a sale or other disposition of our common stock will generally be long-term capital gain or loss if the U.S. holder’s holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion right” conceivably could affect a U.S. holder’s ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination. A U.S. holder’s initial tax basis in the common stock and warrants generally will equal the U.S. holder’s acquisition cost (i.e. the portion of the purchase price of a unit allocated to that common stock and warrant, as the case may be). Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. The deductibility of capital losses is subject to various limitations.

Exercise or Expiration of Warrants

In general, a U.S. holder should not be required to recognize income, gain or loss upon exercise of a warrant. However, if a U.S. holder receives any cash in lieu of a fractional share of common stock, the rules described above under ‘‘— Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” will apply. A U.S. holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. holder’s tax basis in the warrant and (2) the exercise price of the warrant. The U.S. holder’s holding period in the shares received upon exercise will commence on the day after a U.S. holder exercises the warrants and will not include the period during which the U.S. holder held the warrant.

If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by the U.S. holder for more than one year. The deductibility of capital losses is subject to various limitations.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the common stock received would equal the U.S. holder’s tax basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e., the number of warrants equal to the number of common shares issued pursuant to the cashless exercise of the warrants). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in the warrants deemed exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Conversion of Common Stock

In the event that a U.S. holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “— Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” above. If the conversion does not qualify as a sale of common stock under Section 302 of the Code, a U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the U.S. holder (including any common stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in our company or (3) is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by such U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and such U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of such U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”. A U.S. holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “— Distributions”. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in his remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. In addition, a U.S. holder should consult its tax advisor as to whether the conversion right with respect to its common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend-received deduction for distributions received by a corporate U.S. holder and qualifying dividend income treatment for distributions received by a non-corporate U.S. holder.

Information Reporting and Backup Withholding

A U.S. holder may be subject, under certain circumstances, to information reporting and backup withholding at the current rate of 28% with respect to the payments of dividends and the gross proceeds from the sale, redemption, or other disposition of our common stock or warrants. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Under the backup withholding rules, a U.S. holder may be subject to backup withholding unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies that the U.S. holder is not subject to backup withholding, and otherwise complies with the applicable requirements necessary to avoid backup withholding. A U.S. holder who does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation of non-U.S. holders

Distributions

In general, any distributions we make to a non-U.S. holder with respect to the shares of common stock included within the units that constitute dividends for U.S. federal income tax purposes will be subject to

United States withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and such non-U.S. holder provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing the non-U.S. holder’s tax basis in its shares of common stock and, to the extent it exceeds such tax basis, as gain from the disposition of the non-U.S. holder’s shares of common stock treated as described under “Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Exercise of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax upon the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants is treated as a taxable exchange under which gain or loss would be recognized (see “Taxation of U.S. holders — Exercise or Expiration of Warrants”), or if a non-U.S. holder receives any cash in lieu of a fractional share of common stock, and we are or were a United States real property holding corporation, a non-U.S. holder may be subject to United States federal income tax (including the 10% withholding tax) in respect of any gain recognized unless the 5% exception discussed in “Taxation of non-U.S. holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” applies.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, non-U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding disposition or (ii) the non-U.S. holder’s holding period for its shares of common stock or warrants. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

If we become a United States real property holding corporation, a non-U.S. holder will generally be subject to U.S. federal income tax in respect of gain recognized on the sale, exchange or other disposition of shares of common stock or warrants in the same manner as described above under the caption “Taxation of U.S. holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants.” In addition, upon such disposition, the non-U.S. holder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as regularly traded on an established securities market, the tax on the disposition of our common stock or warrants described above generally would not apply to any non-U.S. holder who is treated a beneficially owning actually or constructively 5% or less of our common stock or warrants at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. holder’s holding period.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “Taxation of U.S. Holders — Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Taxation of non-U.S. holders — Distributions” and “Taxation of non-U.S. holders — Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants,” as applicable.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends or other distributions paid to that non-U.S. holder and the amount of tax withheld on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends or other distributions and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons (currently 28%). A non-U.S. holder will not be subject to backup withholding tax on payments of dividends or other distributions made by us or our paying agent, in their capacities as such, if the non-U.S. holder provides the proper certification (usually on an IRS Form W-8BEN) of its status as a non-United States person or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of the non-U.S. holder’s shares of common stock or warrants effected outside the United States by or through a non-United States office of a non-United States broker that does not have certain specified connections to the United States if payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. The amount of any backup withholding tax from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS, in a timely manner. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such non-U.S. holder’s U.S. federal income tax liability by filing a refund claim with the IRS.

Non-U.S holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann & Co. Inc. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units

Ladenburg Thalmann & Co. Inc.

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $      per unit and the dealers may reallow a concession not in excess of $      per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 3,000,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise the over-allotment option if they sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$10.00	200,000,000	230,000,000
Discount(1)	$0.70	14,000,000	16,100,000
Proceeds before expenses(2)	$9.30	186,000,000	213,900,000

(1)	$7,000,000, or $8,050,000 if the over-allotment option is exercised in full, of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination

(2)	The offering expenses are estimated at $700,000.

No discounts or commissions will be paid on the sale of the private placement warrants.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, they may engage in syndicate covering transactions by purchasing our units in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. Each underwriter may reclaim a selling concession from the other underwriter when the units originally sold by the underwriter are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation;

provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Graubard Miller, New York, New York. In connection with this offering, Greenberg Traurig, LLP, New York, New York is acting as counsel to Ladenburg Thalmann & Co. Inc.

EXPERTS

The financial statements as of June 30, 2008, and for the period from May 29, 2008 (inception) to June 30, 2008, have been so included herein in reliance on the report of Rothstein, Kass & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Greenwich PMV Acquisition Corp.

We have audited the accompanying balance sheet of Greenwich PMV Acquisition Corp. (a corporation in the development stage) (the “Company”) as of June 30, 2008 and the related statements of operations, shareholders’ deficit and cash flows for the period May 29, 2008 (date of inception) to June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenwich PMV Acquisition Corp. (a corporation in the development stage) as of June 30, 2008, and the results of its operations and its cash flows for the period May 29, 2008 (date of inception) to June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass & Company, P.C.

Roseland, New Jersey
August 4, 2008

GREENWICH PMV ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET
June 30, 2008

ASSETS
Current assets, cash and cash equivalents	$111,615
Other assets, deferred offering costs	65,000

Total assets	$176,615

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Note payable — related party	$150,000
Accrued expenses — offering costs	27,500

Total current liabilities	177,500

Commitments
Shareholders’ equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, authorized 70,000,000 shares; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	24,425
Subscription receivable	(25,000)
Deficit accumulated during the development stage	(885)

Total shareholders’ deficit	(885)

Total liabilities and shareholders’ deficit	$176,615

See accompanying notes to financial statements

GREENWICH PMV ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period May 29, 2008 (date of inception) to June 30, 2008

Formation costs	$(885)

Net loss	$(885)

Weighted average number of common shares outstanding, basic and diluted	5,750,000

Net loss per common share, basic and diluted	$(0.00)

See accompanying notes to financial statements

GREENWICH PMV ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF SHAREHOLDERS’ DEFICIT
For the period May 29, 2008 (date of inception) to June 30, 2008

					Deficit
					Accumulated
			Additional		During	Total
	Common Stock		Paid-in	Subscription	Development	Shareholders’
	Shares	Amount	Capital	Receivable	Stage	Deficit

Sales of units issued to the Founding
Stockholder on May 29, 2008 at $0.0043 per unit (each unit consists of one share of common stock and one warrant to purchase a share of common stock)	5,750,000	$575	$24,425	$—	$—	$25,000
Subscription receivable				(25,000)		(25,000)
Net loss for the period					(885)	(885)

Balances, at June 30, 2008	5,750,000	$575	$24,425	$(25,000)	$(885)	$(885)

See accompanying notes to financial statements

GREENWICH PMV ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period from May 29, 2008 (date of inception) to June 30, 2008

Cash flows from operating activities:
Net loss	$(885)

Net cash used in operating activities	(885)
Cash flows from financing activities:
Proceeds from note payable — related party	112,500

Net cash provided by financing activities	112,500
Net increase in cash and cash equivalents:	111,615
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$111,615

Supplemental schedule of non-cash financing activity:
Accrued expenses-offering cost	$27,500

Subscription receivable from Founding Stockholder for purchase of Founders Unit	$25,000

Deferred offering costs paid by the related party	$37,500

See accompanying notes to financial statements

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Notes to financial statements

NOTE 1 —	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Greenwich PMV Acquisitions Corporation (a corporation in the development stage) (the “Company”) was incorporated under the General Corporate Law of the State of Delaware on May 29, 2008. The Company’s purpose is to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets. The Company’s efforts in identifying a prospective target business will not be limited to a particular industry, although the Company will not consummate a business combination with a target business operating in the media, entertainment, telecommunications, or financial services industries (a “Business Combination”).

The Company has neither engaged in any operations nor has generated any revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. All activities from May 29, 2008 (date of inception) to June 30, 2008 was related to the Company’s formation and capital raising activities. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note 3 below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately $197,200,000 (96.2%) of the aggregate proceeds from the Proposed Offering and sale of Sponsor Warrants (as defined in Note 4), net of certain amounts due to the underwriters and other expenses and initial working capital will be held in a trust account (the “Trust Account”) until the earlier of (i) the consummation of its Business Combination or (ii) the distribution of the Trust Account as described in Note 5.

The Company’s Business Combination must be with a business or combination of businesses with a fair market value of at least 80% of the amount in the Company’s Trust Account, excluding the deferred underwriting discount of $7,000,000 (or $8,050,000 if the over allotment is exercised in full), at the time the Company’s enters into the definitive agreement with respect to the acquisition. The Company will consummate the Business Combination only if (i) a majority of the shares of common stock voted by the public stockholders meeting are voted in favor of our Business Combination and (ii) less than 40% of the shares sold in this offering both vote against such Business Combination and exercise their conversion rights.

In the event a Business Combination is consummated, public shareholders who exercised their conversion rights and voted against a Business Combination will be entitled to convert their stock for a pro rata share of the aggregate amount of cash then on deposit in the Trust Account, including their pro rata portion of the deferred underwriting discount. However, voting against a Business Combination alone will not result in an election to exercise a shareholder’s conversion rights.

A stockholder who wishes to exercise its conversion rights will be required to notify the Company of its election to convert in accordance with the procedures described by the Company. Such election to convert will not be valid unless the public stockholder votes against the Business Combination, the Business Combination is approved and completed, the stockholder holds its shares through the closing of the Business Combination and the stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed business combination.

All of the Company’s shareholders prior to the Proposed Offering have agreed to vote all of the shares of common stock held by them prior to the Proposed Offering in the same manner as the majority of the votes cast by the public shareholders at a duly held shareholders meeting in connection with the vote required to approve an initial Business Combination and to vote in favor of plan of dissolution and liquidation in the event

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Notes to financial statements — (Continued)

that the Company does not consummate the Business Combination within 24 months or 30 months from the consummation of the Proposed Offering. In addition, all of the Company’s shareholders prior to the Proposed Offering and the Company’s directors and officers have agreed that they will vote any shares of common stock they purchase in the open market in, or after, the Proposed Offering, in favor of an initial Business Combination and to vote in favor of plan of dissolution and liquidation in the event that the Company does not consummate the Business Combination within 24 months or 30 months from the consummation of the Proposed Offering.

In the event that the Company does not consummate a Business Combination within 24 months (or up to 30 months if extended) from the consummation of the Proposed Offering, the proceeds held in the Trust Account, including all accrued interest earned net of any amounts withdrawn to pay for tax obligations and net of interest earned on the trust account balance previously released to the Company to fund its working capital requirements and all deferred underwriting discounts and commissions, plus any remaining assets will be distributed to the Company’s public shareholders, excluding the existing shareholders, to the extent of their initial stock holdings.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements of the Company are presented in U.S. Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Warrants

The Company’s Units include common stock and warrants. The warrants meet the requirements of and are being accounted for as equity in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Notes to financial statements — (Continued)

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which at times may exceed federally insured limits of $100,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Deferred offering costs:

The Company complies with the requirements of the SEC’s Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to paid-in capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes:

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Effective May 29, 2008, date of incorporation, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of June 30, 2008. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2008. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position and results of operation and cash flow.

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common shares reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As the Company reported a net loss for the period from May 29, 2008 (date of inception) to June 30, 2008, the effect of the 5,750,000 warrants issued to the Founding Stockholder has not been considered in the diluted net loss per common share since these dilutive securities would reduce the loss per common share and become anti-dilutive.

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Notes to financial statements — (Continued)

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet.

Fair value measurement:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair market value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair market measurements and applies under other accounting pronouncements that require or permit fair value measurements. The Company adopted the provisions of SFAS No. 157 at inception on May 29, 2008. The adoption of this statement did not have a material effect on the Company’s financial statements.

In conjunction with the adoption of SFAS No. 157, we adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 provides an option, on an instrument-by-instrument basis, for certain financial instruments and other items that are not otherwise measured at fair value, to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is generally made at the acquisition of the instrument and it may not be revoked. At adoption, we did not elect to apply the fair value option to any eligible items, and accordingly, the adoption of the standard did not have an impact on our financial statements.

Recently issued accounting standards:

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method ) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R also establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) improves the completeness of the information reported about a business combination by changing the requirements for recognizing assets acquired and liabilities assumed arising from contingencies; (c) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (d) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combinations will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning on or after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter (for the Company, its fiscal year beginning January 1, 2009). The Company does not believe the adoption of this statement will have a material effect on the financial position, operating results and cash flows of the Company.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements and establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company has not yet determined the impact, if any, that SFAS No. 160 will have on its financial statements.

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Notes to financial statements — (Continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — An Amendment of FASB Statement No. 133 (SFAS No. 161). SFAS No. 161 applies to all derivative instruments and related hedged items accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. It requires entities to provide greater transparency about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company does not believe the adoption of this statement will have a material effect on the results of operations or financial condition.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts — An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009), except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3 —	PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). The expected public offering price will be $10.00 per Unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing 120 days after the completion of a Business Combination. However, the Warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the Warrants is effective and current. The warrants will expire four years from the date of the prospectus, or earlier upon redemption.

The Company may call the exercisable Warrants for redemption at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.75 per share, subject to certain adjustments, for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the Warrant holders, If the Company calls the Warrants for redemption, it will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.”

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Notes to financial statements — (Continued)

The Company is committed to pay an underwriting discount of 3.5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 3.5% (“deferred discount”) of the gross offering proceeds payable upon the Company’s consummation of a Business Combination. The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed for cash by those shareholders who exercised their redemption rights described in Note 1. In addition, the underwriters’ will not be entitled to any interest accrued on the deferred discount.

The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE 4 —	RELATED PARTY TRANSACTIONS

On May 29, 2008, the Company issued an aggregate of 5,750,000 Units (“Founders’ Unit”) to the Greenwich Acquisition, LLC, (the “Founding Stockholder”) for $25,000. The Company has not received the proceeds in consideration of these Units and has recorded subscription receivable as of June 30, 2008. Up to an aggregate of 750,000 Founders’ Units are subject to forfeiture to the extent that the underwriters’ over-allotment option (see Note 3) is not exercised in full or in part by the underwriters. Each Founders’ Unit consists of one share of common stock and one warrant to purchase a share of common stock.

The Founding Stockholder has also agreed to purchase in equal amounts from the Company, in a private placement that will occur prior to the closing of this offering, an aggregate of 5,000,000 warrants, at a price of $1.00 per warrant for aggregate proceeds of $5,000,000, exercisable into common stock at a per-share price of $7.50 (Private Placement Warrants). The Private Placement Warrants will be identical to the warrants included in the Units to be sold in the Proposed Offering, except that, (i) they may not be redeemed by the Company as long as they are held by Founding Stockholder or its permitted transferee, and (ii) such warrants (and the underlying shares) will not be transferable, assignable or salable until after the completion of the Business Combination (except to a permitted transferee) and (iii) such warrants may be exercised at the option of the holder on a cashless basis. The Company does not believe that the sale of the Private Placement Warrants to the Founding Stockholder will result in the recognition of any stock-based compensation expense, as the Company believes that the Private Placement Warrants are being sold at or above fair value. However, the actual fair value of the Private Placement Warrants and any stock-based compensation expense will be determined on the date of the issuance of the Private Placement Warrants.

The holders of the Founders’ Unit (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Founder’s Units, and underlying securities may elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are released from escrow. The holders of the Private Placement Warrants and underlying shares may elect to exercise these registration rights at any time commencing upon the consummation of our Business Combination. The Company will bear the expenses incurred in connection with filing any such registration statement.

GGCP, Inc. an entity affiliated with the Company’s officers, has loaned the Company $150,000, which is expected to be used to pay a portion of the expenses of the offering and start up related costs. The loan is non-interest bearing, is unsecured and is due at the earlier of June 16, 2009 or the consummation of the Proposed Offering. The note will be repaid out of the proceeds of this offering not being placed in the trust account. Due to the short term nature of the note, the fair value of the note approximates its carrying amount of $150,000.

As of June 30, 2008, the Company’s cash and cash equivalents of $111,615 was held by a related party.

Greenwich PMV Acquisition Corp.
(a corporation in the development stage)

Notes to financial statements — (Continued)

The Company presently occupies office space provided by GGCP, Inc. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the date of the prospectus and continuing up to a maximum period of 30 months.

NOTE 5 —	TRUST ACCOUNT

The Trust Account will be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency. A portion of the funds held in the Trust Account will be released to the Company in advance of a Business Combination or liquidation for the following purposes: (i) any amounts required for tax obligations on income from investments held through the Trust Account or with respect of the Trust Account, (ii) up to an aggregate of $2,500,000 of interest income earned on the Trust Account may be released to the Company to fund working capital and expenses incurred for business, legal and accounting due diligence on prospective acquisitions, (iii) the exercise of shareholder redemption rights in connection with an extension of the Company’s corporate existence to 30 months or Business Combination.

NOTE 6 —	PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares $.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No preferred shares were issued or outstanding as of June 30, 2008 nor or they being issued in connection with the Proposed Offering.

$200,000,000

Greenwich PMV Acquisition Corp.

20,000,000 Units

PROSPECTUS

          , 2008

Ladenburg Thalmann & Co. Inc.

Until          , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, the initial trustee’s fee and the warrant agent fee and closing costs.

SEC registration fee	$15,818
FINRA filing fee	40,750
American Stock Exchange application and listing fees	80,000
Trustee’s fee, transfer agent fee, warrant agent fee and escrow agent fee	17,100
Accounting fees and expenses	60,000
Legal fees and expenses	305,000
Printing and engraving expenses	100,000
Directors & Officers liability insurance premiums	120,000	(1)
Miscellaneous	81,332	(2)

Total	$820,000

(1)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following securities without registration under the Securities Act:

Stockholders	Number of Units

Greenwich Acquisition, LLC	5,750,000

Each unit consists of one share of common stock and one warrant, each to purchase one share of common stock. Such units were issued on May 29, 2008 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited entity. The units issued to the entity above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.004 per unit.

In addition, Greenwich Acquisition, LLC has committed to purchase from us 5,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $5,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Bylaws*
4.1	Subscription Letter*
4.2	Specimen Unit Certificate*
4.3	Specimen Common Stock Certificate*
4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company*
4.5	Specimen Warrant Certificate*
5.1	Opinion of Graubard Miller*
10.1	Form of Letter Agreement between the Registrant and each of the directors and officers of the Registrant*
10.2	Form of Registration Rights Agreement between the Registrant and the initial securityholders of the Registrant*
10.3	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company*
10.4	Form of Stock Escrow Agreement by and between the Registrant, the initial securityholders of the Registrant and Continental Stock Transfer & Trust Company*
10.5	Promissory Note issued by Registrant to GGCP, Inc.*
10.6	Form of Administrative Services Agreement between the Registrant and GGCP, Inc.*
14	Form of Code of Conduct and Ethics*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Graubard Miller (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page to this Registration Statement)
99.1	Form of Charter of Audit Committee*
99.2	Form of Charter of Governance and Nominating Committee*

*	To be filed by amendment.

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17.	Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 4th day of August, 2008.

Greenwich PMV Acquisition Corp.

By:	/s/ Mario J. Gabelli
Mario J. Gabelli
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned executive officers and directors of Greenwich PMV Acquisition Corp. hereby severally constitute and appoint each of Mario J. Gabelli, Frederic V. Salerno and Silvio A. Berni as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic V. Salerno Frederic V. Salerno	Chairman	August 4, 2008

/s/ Mario J. Gabelli Mario J. Gabelli	Chief Executive Officer (Principal Executive Officer)	August 4, 2008

/s/ Silvio A. Berni Silvio A. Berni	Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2008

/s/ Vincent J. Capurso Vincent J. Capurso	Director	August 4, 2008

/s/ Vincent Tese Vincent Tese	Director	August 4, 2008